UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No.   )
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☐	Soliciting Material under §240.14a-12
FISERV, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Fiserv, Inc.
Dear Fellow Shareholders,
In 2023, Fiserv continued to demonstrate its leadership in financial technology through its strong financial results. Our performance is directly attributable to our broad and diverse client base, product portfolio and distribution network, significant capital resources, strategic vision, and commitment to operational excellence across our global footprint.
While I am proud of our performance and sound approach to capital allocation, I am equally gratified that we delivered on our commitments. In 2020, in the depths of a pandemic, we set revenue, margin and earnings per share targets, and we exceeded them. This is a testament to the resiliency of the Fiserv business model, with recurring revenue, scalable technology, and flexibility to manage investment at the operating and capital levels. It is also a reflection of our culture of not being satisfied with our results, and always pushing for more. Every day, we are executing on the growth strategies presented at our investor conference last fall, and we continue to identify ways to drive further productivity.
It is with this combination of assets, unyielding culture, and consistent track record that we plan to sustain industry-leading performance through 2024 and beyond. We anticipate continued strong results enabling additional investment, acquisitions and return of capital to shareholders.
Our approach to Corporate Social Responsibility reflects our commitment to the future, and I'm proud of the progress we've made. Our program and strategy are focused on four pillars to help deliver better business outcomes: Empower People, Advance Communities and Society, Champion Responsible Business Practices, and Invest in Sustainable Systems. These pillars inform how we operate every day and have played an important role in our continued success including by reducing employee attrition, empowering clients with working capital, managing risk and bringing employees back to work in LEED certified office spaces. Our efforts are informed by employee, client and shareholder input as we continue to drive meaningful outcomes.
Please join me for our annual meeting which will be held online at www.virtualshareholdermeeting.com/FI2024 on Wednesday, May 15, 2024, at 10:00 a.m. Central time. Details for attending the meeting, and how and when to vote, are included in this proxy statement.
Your vote is very important to us. If you are unable to attend the annual meeting, please vote in advance of the meeting online, by mail or by telephone to ensure your shares are represented. Thank you for your continued support and investment in Fiserv.
Sincerely,

Frank J. Bisignano
Chairman, President and Chief Executive Officer

Notice of
2024 Annual
Meeting of
Shareholders
May 15, 2024 Wednesday, at 10:00 a.m. (CT)
Virtual Annual Meeting Site www.virtualshareholdermeeting.com/FI2024, where you will be able to listen to the annual meeting live, submit questions and vote online

Who Can Vote
Holders of Fiserv stock at the close of business on March 18, 2024.
Participating in the Virtual Annual Meeting
The annual meeting will be held via live webcast to enable broad shareholder attendance and to provide a consistent experience to all shareholders regardless of location. Holders of Fiserv stock at the close of business on March 18, 2024, are entitled to participate in, examine our shareholder list at, and submit questions in writing during, the annual meeting by visiting www.virtualshareholdermeeting.com/FI2024. To participate in the annual meeting, you will need the 16-digit control number included on your notice of Internet availability of proxy materials, on your proxy card or on the instructions that accompanied your proxy materials. The annual meeting will begin promptly at 10:00 a.m. (CT). Online check-in will begin at 9:45 a.m. (CT). Please allow ample time for the online check-in procedures.
Date of Mailing
On April 3, 2024, we will commence mailing the notice of Internet availability of proxy materials, or a proxy statement, proxy card and annual report, to shareholders.
Matters to be Voted On
1.	Election of ten directors to serve for a one-year term and until their successors are elected and qualified.
2.	Approval, on an advisory basis, of the compensation of our named executive officers.
3.	Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024.
Any other business as may properly come before the annual meeting or any adjournments or postponements thereof.
By Order of the Board of Directors,

Eric C. Nelson Secretary April 3, 2024
Review your proxy statement and vote in one of four ways:
Internet Visit proxyvote.com	By telephone Call the telephone number on your proxy card	By mail Sign, date and return your proxy card in the enclosed envelope	During the meeting Attend our annual meeting and cast your vote during the meeting

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 15, 2024: The proxy statement, 2023 Annual Report on Form 10-K, and the means to vote by Internet are available at http://www.proxyvote.com.

Fiserv, Inc. 2024 Proxy Statement | 03

Proxy Summary
This summary highlights selected information in this proxy statement. Please review the entire proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2023, before voting your shares.
Annual Meeting Information

Time and Date Wednesday, May 15, 2024 10:00 a.m. (CT)	Virtual Meeting Site www.virtualshareholdermeeting.com/FI2024	Record Date March 18, 2024
Items of Business	Board’s Recommendation	Where to Find Details
1. Election of ten directors to serve for a one-year term and until their successors are elected and qualified.	FOR all nominees	P. 12 - 18
2. Approval, on an advisory basis, of the compensation of our named executive officers.	FOR	P. 28 - 29
3. Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024.	FOR	P. 63
04 | Fiserv, Inc. 2024 Proxy Statement

Proxy Summary
Director Nominees
Director Nominees
						Committee Memberships
Directors	Occupation	Age	Director Since	Independent	Other Public Directorships	Audit	Nominating and Corporate Governance	Talent and Compensation	Risk
Frank J. Bisignano	Chairman, President and Chief Executive Officer	64	2019
Henrique de Castro	Former Chief Operating Officer of Yahoo! Inc.	58	2019		1
Harry F. DiSimone	Former President of Commerce Advisors, Inc.	69	2018
Lance M. Fritz	Retired Chairman, President and Chief Executive Officer of Union Pacific Railroad Corporation	61	2024		1
Ajei S. Gopal	President and Chief Executive Officer of ANSYS, Inc.	62	2024		1
Wafaa Mamilli	EVP, Chief Digital & Technology Officer and Group President for China, Brazil and Precision Animal Health of Zoetis, Inc.	56	2021
Heidi G. Miller	Former President of JPMorgan International	70	2019
Doyle R. Simons(1)	Former President and Chief Executive Officer of Weyerhaeuser Company	60	2007		2
Kevin M. Warren	Former EVP and Chief Marketing and Customer Experience Officer of United Parcel Service, Inc.	61	2020
Charlotte B. Yarkoni	President of Commerce, Ecosystems, Cloud & AI of Microsoft	54	2023
  Chair
(1)	Lead Independent Director
Fiserv, Inc. 2024 Proxy Statement | 05

Proxy Summary
At-A-Glance
At-A-Glance
In 2023, Fiserv continued to demonstrate its leadership in financial technology through strong financial results. Our performance is directly attributable to our broad and diverse client base, product portfolio and distribution network, significant capital resources, strategic vision, and commitment to operational excellence. Every day, we are executing on the growth strategies presented at our investor conference last fall, and we continue to identify ways to drive further productivity.
Board of Directors and Governance
•
Enhanced Board Membership. Our board of directors is composed of a diverse group of members who are leaders in their respective fields. Over the past several years, we have added directors that have contributed new perspectives and insights to the company, and at least a majority of them have C-level executive leadership, payments, or ecommerce, mobile and digital experience. In particular, in the past 12 months, the board appointed three new independent directors: Lance Fritz, Ajei Gopal, and Charlotte Yarkoni. These new directors bring additional skills and experience to the board, including relevant technology and cybersecurity backgrounds, expertise in artificial intelligence (AI), and public company and chief executive leadership service. In this proxy statement, we expanded the description of the director skills matrix categories to provide insight into how these skills contribute to our performance. We will continue to evaluate and seek to appoint directors that support the evolving needs of our business and enhance the expertise of the board.

•
Board Performance. In connection with director recruiting efforts in 2023, we engaged a third party to interview our directors regarding individual director and board performance as well as areas for enhanced skills or performance. In addition, in early 2024, we conducted a written director survey regarding board performance and our lead independent director discussed the results with each director individually and with the board as a group. In response to the feedback received, the board took several actions including appointing three new directors, continuing outside expert presentations as part of its director education program, enhancing the board’s new director orientation program, and reorganizing the membership of its committees. The board will continue to deploy annual board assessments, full board discussions, and third-party evaluations to assemble a board that collectively has the skills and experiences to advance our strategy and provide effective oversight.

•
Board Diversity. Consistent with our commitment to actively seek highly qualified female and racially/ethnically diverse directors, as described in our governance guidelines, the board of directors has strengthened its diversity in the past year. In this regard, 60% of our director nominees are diverse, including 30% who are women and 40% who are diverse in race and/or ethnicity.

•
Committee Rotation. Our new directors were appointed to serve on committees where the board believes they are able to make the most impact. In this regard, Mr. Gopal and Ms. Yarkoni, who have strong technology backgrounds, were appointed to the risk committee, and Mr. Fritz and Mr. Gopal, both of whom have public company chief executive officer and chairman experience, were appointed to serve on the nominating and corporate governance committee. In addition, certain incumbent directors rotated to the talent and compensation and nominating and corporate governance committees. Overall, the board believes that these changes best position our directors to use their skills to provide effective oversight and deliver value to our shareholders.

•
Lead Director. In 2023, to further strengthen our board leadership structure, we amended our governance guidelines to expand the responsibilities of our lead director to include approving board meeting agendas, schedules, and materials and engaging with shareholders. The lead director continues to fulfill these enhanced responsibilities.

06 | Fiserv, Inc. 2024 Proxy Statement

Proxy Summary
At-A-Glance
Executive Compensation
•
Commitment to Performance Share Units. As reflected on page 32, 82% of Mr. Bisignano’s total compensation for 2023 was in the form of equity, with 60% of the equity awards in the form of performance share units (“PSUs”) and 40% in the form of restricted stock units (“RSUs”). Our other executive officers also received a substantial majority of their compensation in equity, split equally between PSUs and RSUs.

•
New Clawback Policy. We adopted an updated compensation recoupment policy that complies with new Securities and Exchange Commission rules and New York Stock Exchange listing standards. In addition to meeting the regulatory requirements, the policy provides the company with additional recovery rights for financial restatements and in circumstances of employee misconduct or noncompliance.

Corporate Social Responsibility
•	GHG Reduction Targets. Our 2023 Corporate Social Responsibility (CSR) Report will include, for the first time, greenhouse gas emission reduction targets.
•
Enhanced ESG Reporting. Our Environmental, Social and Governance (ESG) programs and reporting continue to mature, and our 2023 CSR Report aligns with the Sustainability Accounting Standards Board (SASB), Global Reporting Initiative (GRI) reporting standards, and Task Force on Climate-Related Disclosures (TCFD) standards.

•
Associate Engagement. In 2023, 92% of our associates participated in our annual global associate engagement survey. In the trust in leadership dimension, we scored in the top decile across benchmarks. We also scored above the benchmark average on inclusiveness, reflecting our associates’ belief that Fiserv fosters an environment where people of diverse backgrounds can thrive and succeed. We also continued to focus on providing associates with training, learning, and career development opportunities and on building our recruiting and internal mobility programs.

•
Employee Resource Group Growth. Our Employee Resource Groups continue to grow in number and membership and increased by nearly 1,500 employees in 2023. These groups facilitate professional networking, create internal mobility and career advancement opportunities, and encourage associates to consider different points of view.

•
Environmental Stewardship Efforts. Our technology innovation center in Berkeley Heights, NJ, earned LEED Platinum status in 2023 and our office in New York City has been designated LEED Gold. During 2023, we delivered on our commitment to adopt an environmental policy, created a regional sustainability working group to align sustainability- and climate-related programming, data and reporting across regions, and successfully completed our third Carbon Disclosure Project (CDP) Climate Change submission.

Fiserv, Inc. 2024 Proxy Statement | 07

Proxy Summary
Shareholder Engagement
Shareholder Engagement
Our investor relations team and members of senior management regularly communicate with our shareholders, including in connection with quarterly earnings calls, analyst meetings, and investor and industry conferences. In addition, we engage with shareholders regarding corporate governance and related matters to understand their priorities and areas of focus. In 2023, we conducted two rounds of shareholder engagement focused on corporate governance and related matters, both prior to and following our annual meeting of shareholders. We extended invitations to meet with shareholders collectively owning approximately 60% of our outstanding shares and engaged with shareholders collectively owning approximately 45% of our shares. The chair of our talent and compensation committee, who is also our lead director, participated in several of these meetings. Feedback received from these discussions has helped inform enhancements to our governance, executive compensation, and corporate responsibility programs and disclosures.
Board and Governance Matters
What We Heard	How We Responded
Shareholders expressed support for the appointment of additional directors
• In the past 12 months, we have added 3 new independent directors who collectively bring senior leadership, board, and technology experience to our board of directors

• 30% of our board nominees are women and 40% are racially or ethnically diverse

Shareholders asked for a deeper understanding of the skills and capabilities of our directors and how the board continues to enhance its capabilities
• In this proxy statement, we have expanded the description of the director skills matrix categories to enable shareholders to better understand how these skills contribute to our performance

• We have also expanded the discussion of the annual board performance review to describe how the review impacts the board’s strategy and decisions, including actions the board has taken in response to the feedback

• We enhanced our director education program, including by providing training sessions at each regular board meeting which focused on, for example, governance trends, cybersecurity, data privacy, and technology

• We continue to refine our director onboarding program to accelerate director integration. The program includes comprehensive written materials, engagement with management and other directors, and meetings with experts and third parties, all with a goal of enabling new board members to make an impact and promoting long-term engagement

Shareholders expressed support for the strong leadership of the company and its board of directors
• Following the 2023 annual meeting of shareholders, the board of directors considered the outcome of the shareholder vote on the combination of the role of chairman and chief executive officer, which demonstrated strong support for the board’s flexible approach to leadership. The board also considered the feedback we received during our shareholder engagement meetings. Based on the enhancements the board made to the role of the lead director, our chief executive officer’s deep industry experience and performance, and other strong governance practices, the board continued to support combining the role of chair and chief executive officer

• Consistent with our governance guidelines, the board of directors will continue to at least annually consider board and committee leadership

08 | Fiserv, Inc. 2024 Proxy Statement

Proxy Summary
Shareholder Engagement
What We Heard	How We Responded
Shareholders remained interested in our ESG reporting and initiatives
• Our 2023 Corporate Social Responsibility (CSR) Report to be published in 2024, will include, for the first time, greenhouse gas emission reduction targets

• Our 2023 CSR Report aligns to the disclosure frameworks embodied in the Task Force on Climate-Related Disclosures (TCFD), Sustainability Accounting Standards Board (SASB), and Global Reporting Initiative (GRI) reporting standards

Compensation Matters
What We Heard	How We Responded
Shareholders expressed that performance share units should continue to be a significant component of our compensation program
• We continued to align the interests of our shareholders with the interests of our executive officers and to promote long-term value creation for shareholders. As reflected on page 32, Mr. Bisignano’s compensation for 2023 was awarded primarily in the form of equity compensation (82%), with 60% of the awards in the form of performance share units (“PSUs”) and 40% in restricted stock units (“RSUs”). Our other executive officers also received the significant majority of their incentive compensation in the form of equity split equally between PSUs and RSUs

Fiserv, Inc. 2024 Proxy Statement | 09

Our Board of Directors
Our Director Nominees

Our Board’s Experience and Skills
The collective experience of our director nominees reflects a balanced mix of the skills, expertise, background and viewpoints that we believe are integral to a well-functioning board. The following table summarizes the skills for each director nominee under criteria we have identified as most relevant to our current business strategy. More detailed information about each nominee’s qualifications, skills and experience follows under “Proposal 1. Election of Directors – Who We Are.”
	Bisignano	de Castro	DiSimone	Fritz	Gopal	Mamilli	Miller	Simons	Warren	Yarkoni
Payments	•	•	•				•			•
Technology & Information Security	•		•	•	•	•	•		•	•
“C-Level” Executive Leadership	•	•	•	•	•	•	•	•	•	•
Public Company Board	•	•		•	•		•	•	•
Finance	•	•	•	•	•	•	•	•	•	•
Strategy	•	•	•	•	•	•	•	•	•	•
Global Experience	•	•	•		•	•	•	•	•	•
Compensation and Talent	•	•	•	•	•	•	•	•	•	•
Risk Management	•	•	•	•		•	•	•	•	•
Government, Regulation, Geopolitical	•			•			•	•		•
Ecommerce, Mobile, Digital	•	•	•			•			•	•
10 | Fiserv, Inc. 2024 Proxy Statement

Our Board of Directors
Our Board’s Experience and Skills
Category Guidelines
A general, non-exclusive standard for each of the categories is that the respective experience should be, as applicable, current or recent; at the C-suite or senior management level; gained at a large, complex, global company; and at a company generally known to and well-regarded by relevant peers.
Skill / Experience	Description
Payments	Experience with payments – particularly digital payments, including debit, credit, ACH, person-to-person, and person-to-business – with knowledge of processing infrastructure and settlement risk.
Technology and Information Security
Experience managing large technology projects or business transformations through large-scale software or infrastructure development. Experience in data management and information security, including cybersecurity and data privacy.

“C-Level” Executive Leadership	Experience as chief executive officer, chief financial officer or other executive-level manager.
Public Company Board	Experience as a public company director.
Finance
Experience in the oversight and management of public company financial reporting, including the design, maintenance and effectiveness of internal control over financial reporting and disclosure controls and procedures, accounting and auditing. Experience in the oversight or design of capital structure strategies and policies, including capital market and other financing activities.

Strategy
Experience in the development and execution of business strategies designed to foster growth, including relative to sales and marketing, product, and capital allocation decisions for acquisitions, divestitures, and other strategic investments.

Global Experience
Experience working or residing outside of the U.S. or managing a complex organization doing business internationally, sufficient to enable current global perspective and general understanding of current geopolitical issues.

Compensation and Talent
Experience in enterprise-wide human capital management and the development of human and other talent resources, including related to diversity, equity and inclusion; employee engagement; employee training and development; and corporate culture. Experience in C-suite and other senior management performance evaluation, compensation and succession planning.

Risk Management
Experience in the oversight, design and/or testing of enterprise risk management (ERM) and internal controls in alignment with or integrated into strategy. Experience in the integration of ESG factors into ERM.

Government, Regulatory and/or Geopolitical
Experience related to compliance and regulation in complex, highly regulated industries, in particular in the global financial services or fintech and technology industries. Experience in government, public policy, or consulting organizations with oversight of or expertise in the global financial services or fintech and technology industries or other highly regulated industries. Experience within global retail or commercial banking, investment management or financial markets.

Ecommerce/Mobile/Digital
Experience in the oversight and ongoing development of financial and other technologies that innovate and measurably improve business and customer services and experiences. Experience in sophisticated mobile and digital consumer experiences or marketing and related strategic business matters.

Fiserv, Inc. 2024 Proxy Statement | 11

Our Board of Directors
Who We Are
Proposal 1: Election of Directors
Each person listed below is nominated for election to serve as a director until the next annual meeting of shareholders and until his or her successor is elected and qualified.
For	The board of directors recommends that you vote “For” each of its nominees for director.
Who We Are
Age: 64 Director Since: 2019 Chairman since: 2022 Committees: • None	Frank J. Bisignano

Mr. Bisignano has served as Chairman of the Board since 2022, Chief Executive Officer since 2020 and President since 2019. Mr. Bisignano served as our Chief Operating Officer from 2019 to 2020 and joined us as part of the acquisition of First Data Corporation.

Business Experience
Prior Public Directorships
• Humana, Inc., a health insurance company (2017-2021) • First Data Corporation (2013-2019)
Prior Positions

 • Chief Executive Officer (2013-2019) and Chairman (2014-2019) of First Data Corporation
 • Co-Chief Operating Officer, Chief Executive Officer of Mortgage Banking, Chief Administrative Officer and other executive positions at JPMorgan Chase & Co., a global financial services company (2005-2013)
 • Chief Executive Officer for the Global Transactions Services business and a member of the Management Committee of Citigroup Inc., a global banking company (2002-2005)

Reasons For Nomination
• Currently serves as our President and Chief Executive Officer • Experienced executive and recognized leader in the financial services industry
12 | Fiserv, Inc. 2024 Proxy Statement

Our Board of Directors
Who We Are
Age: 58 Director since: 2019 Committees: • Audit • Talent and Compensation	Henrique de Castro
Mr. de Castro most recently served as an advisor to Cantor Fitzgerald, a global financial services firm.
Business Experience
Current Directorships
• Banco Santander, S.A., a Spanish multinational commercial bank (public)
Prior Public Directorships
• Target Corporation, a general merchandise retail company (2013-2020) • First Data Corporation (2017-2019) • CF Finance Acquisition Corp., a special purpose acquisition company (2018-2019)
Prior Positions

 • Chief Operating Officer of CF Finance Acquisition Corp. (2018-2019)
 • Advisor to Cantor Fitzgerald (2015-2019)
 • Chief Operating Officer at Yahoo! Inc., a web services firm (2012-2014)
 • President of Partner Business Worldwide, President of Media, Mobile & Platforms Worldwide and other senior executive positions at Google, a multinational technology company (2006-2012)
 • Senior positions at Dell Corporation, a computer technology company
 • Senior positions at McKinsey & Company, a leading global management consulting firm

Reasons For Nomination
• Leadership and management experience in the global technology industry, including expertise in global growth strategies
Age: 69 Director since: 2018 Committees: • Risk, Chair • Audit	Harry F. DiSimone
Mr. DiSimone most recently served as the President of Commerce Advisors, Inc., a consulting and advisory services firm for the retail financial services and payments industries.
Business Experience
Prior Positions

 • President of Commerce Advisors, Inc. (2008-2020)
 • Managing Partner and Co-Founder of Encore Financial Partners, Inc., a company focused on the acquisition and management of banking organizations in the United States (2010-2015)
 • Executive Vice President, Chief Operating Officer of the Chase credit card business, Private Label Card and Merchant Processing Executive, Retail Bank Chief Marketing Officer, Consumer Banking, Investments and Insurance Executive, Chase Personal Financial Services Executive and other senior level positions at JPMorgan Chase & Co., a global financial services company, and its predecessor organizations (1976-2008)
 • Advisor to retail banking and payment organizations, including The Direct Marketing Association, the NYCE Payment Network, Chase Paymentech, Mastercard’s U.S. Business Committee, Visa Global Advisors, the New York Clearing House’s Strategic Planning Committee and the Federal Reserve Bank’s Payment Card Council

Reasons For Nomination
• Extensive experience in the banking, payments and financial services industries
Fiserv, Inc. 2024 Proxy Statement | 13

Our Board of Directors
Who We Are
Age: 61 Director since: 2024 Committees: • Audit • Nominating and Corporate Governance	Lance M. Fritz
Mr. Fritz most recently served as Chairman, President and Chief Executive Officer of Union Pacific Corporation, a leading transportation company, from 2015 to 2023.
Business Experience
Current Directorships
• Parker Hannifin Corporation, a motion and controls technology company (public)
Prior Public Directorships
• Union Pacific Corporation (2015-2023)
Prior Positions
• Chairman, President and Chief Executive Officer of Union Pacific Corporation (2015-2023) • A variety of other leadership positions at Union Pacific Corporation since 2000
Reasons For Nomination

 • Accomplished executive with extensive leadership, operations, government and regulatory, risk management, and public company experience gained through years of service as chief executive officer and chairman of a public company
 • Mr. Fritz was identified by a third-party search firm

Age: 62 Director since: 2024 Committees: • Risk • Nominating and Corporate Governance	Ajei S. Gopal
Mr. Gopal has served as the President and Chief Executive Officer of ANSYS, Inc., an engineering simulation solutions provider since 2017.
Business Experience
Current Directorships
• ANSYS, Inc. (public)
Prior Public Directorships
• Citrix Systems, a cloud computing and virtualization technology company (2017-2021)
Prior Positions

 • President and Chief Operating Officer of ANSYS, Inc. (2016)
 • Operating Partner at Silver Lake Partners, a leading private equity technology investor (2013-2016)
 • Senior Vice President and General Manager, HP Software (2011-2013)
 • Executive Vice President at CA Technologies (2006-2011)
 • Executive Vice President and Chief Technology Officer at Symantec (2004-2006)
 • Founder of ReefEdge Networks (2000-2004)
 • Various positions at IBM (1988-2000)

Reasons For Nomination
• Extensive executive, chief operating officer and technology experience • Mr. Gopal was identified by a third-party search firm
14 | Fiserv, Inc. 2024 Proxy Statement

Our Board of Directors
Who We Are
Age: 56 Director since: 2021 Committees: • Risk • Nominating and Corporate Governance	Wafaa Mamilli

Ms. Mamilli has served as Executive Vice President, Chief Digital & Technology Officer and Group President for China, Brazil and Precision Animal Health of Zoetis, Inc., a global animal health company, since 2022, and served as Chief Information and Digital Officer of Zoetis since 2020.

Business Experience
Prior Positions

 • Global Chief Information Officer for business units at Eli Lily and Company, a pharmaceutical company (2019-2020)
 • A variety of leadership positions at Eli Lily since 1995, including Chief Information Security Officer (2016-2019)

Reasons For Nomination
• Extensive global experience and technology background, including expertise in cybersecurity, digital and analytics
Age: 70 Director since: 2019 Committees: • Nominating and Corporate Governance, Chair • Talent and Compensation	Heidi G. Miller
Ms. Miller most recently served as President of JPMorgan International, a division of JPMorgan Chase & Co., a global financial services company.
Business Experience
Current Directorships
• Waystar, Inc., a provider of financial management technology (private)
Prior Public Directorships

 • HSBC Holdings plc, a British global banking and financial services company (2014-2021)
 • General Mills Inc., a manufacturer and marketer of branded consumer foods (1999-2019)
 • First Data Corporation (2014-2019)

Prior Positions

 • President of JPMorgan International (2010-2012)
 • Executive Vice President, Chief Executive Officer – Treasury and Securities Services of JPMorgan Chase (2004-2010)
 • Executive Vice President and Chief Financial Officer of Bank One Corporation, a commercial bank that is now part of JPMorgan Chase (2002-2004)
 • Chief Financial Officer of Citigroup Inc., a global banking company

Reasons For Nomination
• Leadership, management and strategic experience at complex organizations in the global banking and financial services industries
Fiserv, Inc. 2024 Proxy Statement | 15

Our Board of Directors
Who We Are
Age: 60 Director since: 2007 Lead Director since: 2022 Committees: • Talent and Compensation, Chair • Nominating and Corporate Governance	Doyle R. Simons
Mr. Simons most recently served as President and Chief Executive Officer and a director of Weyerhaeuser Company, a company focused on timberlands and forest products.
Business Experience
Current Directorships
• Union Pacific Corporation, a leading transportation company (public) • Iron Mountain Incorporated, a storage and information management company (public)
Prior Public Directorships
• Weyerhaeuser Company (2013-2018)
Prior Positions

 • President and Chief Executive Officer of Weyerhaeuser Company (2013-2018), and senior advisor (2018-2019)
 • Chairman and Chief Executive Officer of Temple-Inland, Inc., a manufacturing company focused on corrugated packaging and building products (2007-2012)
 • Executive Vice President, Chief Administrative Officer, Vice President – Administration and Director of Investor Relations at Temple-Inland (1994-2007)

Reasons For Nomination
• Accomplished businessperson and director with diverse experience in senior management, financial and legal matters
Age: 61 Director since: 2020 Committees: • Audit, Chair • Talent and Compensation	Kevin M. Warren

Mr. Warren most recently served as Executive Vice President and Chief Marketing and Customer Experience Officer of United Parcel Service, Inc. (UPS), a global package delivery, supply chain management and freight forwarding company.

Business Experience
Prior Public Directorships
• Illinois Tool Works Inc., a global manufacturer of industrial products and equipment (2010-2021)
Prior Positions

 • Executive Vice President and Chief Marketing and Customer Experience Officer of UPS (2023-2024)
 • Executive Vice President and Chief Marketing Officer of UPS (2018-2023)
 • Executive Vice President & Chief Commercial Officer of Xerox Corporation, a global business services, technology and document management company (2017-2018)
 • President, Commercial Business Group, President, Industrial, Retail and Hospitality Business Group, President of Strategic Growth Initiatives, and other roles at Xerox (1984-2017)

Reasons For Nomination
• Deep executive and commercial leadership experience including the growth and management of global brands
16 | Fiserv, Inc. 2024 Proxy Statement

Our Board of Directors
How We Are Selected, Elected and Evaluated
Age: 54 Director since: 2023 Committees: • Audit • Risk	Charlotte B. Yarkoni

Ms. Yarkoni has served as President of Commerce, Ecosystems, Cloud & AI of Microsoft Corporation, a global technology provider, since 2022, and previously served as Vice President and Chief Operating Officer, Cloud and AI of Microsoft from 2021 to 2022, and Vice President, Commerce and Ecosystems of Microsoft from 2016 to 2021.

Business Experience
Prior Positions
• President of Telstra Software Group, a strategic global software business (2013-2016) • Senior Vice President, Cloud Services, of VMware, a leading provider of multi-cloud services (2011-2013)
Reasons For Nomination

 • Proven technology leader with an extensive background in cloud-based applications who has held executive leadership roles at both public and privately held technology firms
 • Ms. Yarkoni was identified by a third-party search firm

How We Are Selected, Elected and Evaluated
More About Nominees
All of the nominees for election as director at the annual meeting have been nominated in accordance with our by-laws. There are no family relationships among any of our directors or executive officers. These nominees have consented to serve as a director if elected, and management has no reason to believe that any nominee will be unable to serve. Unless otherwise specified, the shares of common stock represented by the proxies solicited hereby will be voted in favor of the nominees proposed by the board of directors. In the event that any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares will be voted for the election of such substitute nominee, if any, as the board of directors may propose.
Vote Required
Our by-laws provide that each director will be elected by the majority of the votes cast with respect to that director’s election, other than in a contested election. A majority of the votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “withheld” with respect to that director’s election. If, in an uncontested election of directors, any incumbent nominee receives a greater number of votes “withheld” from his or her election than votes “for” his or her election, such director will promptly tender his or her resignation. The nominating and corporate governance committee will then promptly recommend to the board whether to accept or reject the resignation, and we will promptly file a Current Report on Form 8-K with the Securities and Exchange Commission that sets forth the board’s decision in which the director who tendered a resignation will not participate. In a contested election, as determined by the chair of the board, each director will be elected by a plurality of the votes cast with respect to that director’s election at a meeting at which a quorum is present regardless of whether a contested election continues to exist as of the date of such meeting.
What We Look for in Directors
The nominating and corporate governance committee regularly assesses the appropriate size of the board of directors, strategic needs of the board, skills and competencies of our directors, and whether any vacancies on the board of directors are expected due to retirement or otherwise. The committee evaluates prospective nominees in the context of the then current constitution of the board and considers all factors it believes appropriate, which include those set forth in our governance guidelines such as personal ethics and integrity, business judgment, experience, an ability to represent the long-term interests of shareholders, and sufficient time to devote to board activities.
Fiserv, Inc. 2024 Proxy Statement | 17

Our Board of Directors
How We Are Selected, Elected and Evaluated
The board expects that it will consist of directors who are best-in-class and include individuals of diverse gender, sexual orientation, race, ethnicity, nationality, cultural background and age. With respect to our nominees for election at the annual meeting, 60% are diverse in gender, race and/or ethnicity, including three women and four who are diverse in race and/or ethnicity. Further to our commitment to diversity and inclusion, our governance guidelines specifically require that the initial list of candidates for any new independent director include qualified female and racially/ethnically diverse candidates.
How We Nominate Directors
The nominating and corporate governance committee recommends to the full board of directors the nominees to stand for election at our annual meeting of shareholders and to fill vacancies occurring on the board. The committee utilizes a variety of methods to identify and evaluate director candidates who may come to the attention of the committee through current directors, professional search firms, shareholders or other persons. In making recommendations to the board, the committee examines each director candidate on a case-by-case basis regardless of who recommended the candidate. The committee will consider shareholder-recommended director candidates in accordance with the foregoing and other criteria set forth in our governance guidelines and the nominating and corporate governance committee charter. Recommendations for consideration by the committee must be submitted in writing to the corporate Secretary together with appropriate biographical information concerning each proposed candidate. The committee does not evaluate shareholder-recommended director candidates differently than any other director candidate. Information regarding how shareholders may nominate director nominees is found below under “Voting, Meeting and Other Matters – Shareholder Proposals for the 2025 Annual Meeting.”
How We Evaluate Our Performance
The board of directors annually considers the performance of the board, board committees and individual directors. Our board believes that a meaningful evaluation process promotes good governance practices and enhances the effective functioning of the board.
Input	Actions

• In 2023, we engaged a third party to interview our directors regarding individual director and board performance as well as perceived areas of opportunity for enhanced skills in connection with director recruiting efforts.

• In addition, in 2024, we conducted a written director survey regarding individual director and board performance and our lead independent director discussed the results with each director individually and with the board as a group.

In response to the feedback received, the board took several actions including

 • Appointing three new directors

 • Continuing outside expert presentations as part of the board's director education program

 • Enhancing our new director orientation program

 • Expanding or rotating the membership of certain board committees

The board and its committees consider the results of the evaluations and, as appropriate, update their practices or areas of focus to improve the operation and performance of the board and its committees.
18 | Fiserv, Inc. 2024 Proxy Statement

Our Board of Directors
How We Are Organized
How We Are Organized
Our Independence
Our board of directors has determined that Henrique de Castro, Harry F. DiSimone, Lance M. Fritz, Ajei S. Gopal, Dylan G. Haggart, Wafaa Mamilli, Heidi G. Miller, Doyle R. Simons, Kevin M. Warren and Charlotte B. Yarkoni are “independent” under the independence standards set forth in Section 303A.02 of the New York Stock Exchange Listed Company Manual. Each member of the committees of our board of directors is independent, and the members of our audit and talent and compensation committees satisfy the additional independence criteria applicable to those committees under New York Stock Exchange or Securities and Exchange Commission rules. In addition, each member of the talent and compensation committee is a non-employee director. Mr. Bisignano is not independent because he is a current employee of Fiserv. The term of service of Dylan Haggart, a current director, will expire at the 2024 annual meeting of shareholders.
Our Meetings and Attendance
During our fiscal year ended December 31, 2023, the board of directors held seven meetings. During 2023, each director attended 75% or more of the aggregate number of meetings of the board of directors and the committees on which he or she served, in each case, while the director was on the board or such committees. Our directors meet in executive session without management present at each regular meeting of the board of directors.
Directors are expected to attend each annual meeting of shareholders. All of the directors serving on the board at the time of our 2023 annual meeting of shareholders attended the meeting.
Our Leadership
We believe that strong independent leadership is essential for our board of directors to effectively perform its primary oversight functions. It is also important for the board to retain flexibility to determine its leadership structure based on the composition of the board, the individuals serving in leadership positions, and our performance as a company.
•
Annual Review and Appointment. In accordance with our governance guidelines, our board of directors annually conducts an evaluation of its leadership structure and elects a board chair, who may or may not be our chief executive officer, based on what it believes is in the best interests of our company and our shareholders. If the individual elected as chair is the chief executive officer or is otherwise an employee of our company, our governance guidelines provide that the non-employee directors will appoint an independent lead director.

•
Chair and Lead Director Roles. Following our 2023 annual meeting of shareholders, our independent directors determined the best leadership structure was for Mr. Bisignano to continue to serve as chairman of the board supported by Mr. Simons as our independent lead director. This structure allows Mr. Bisignano to provide the board with consistency, stability, and focus, which is especially relevant in light of the appointment of three new independent directors within the past 12 months, while ensuring independent director engagement through our lead director and other strong governance practices. The board believes that Mr. Bisignano’s leadership style and decades of financial services technology expertise make him uniquely qualified to lead discussions of the board, foster an important unity of leadership between the board and management, and promote alignment of the company’s strategy with its operational execution.

•
Favorable Shareholder Feedback. The board also considers shareholder feedback when determining its leadership structure. Based on the results of the shareholder vote at the last annual meeting on combining the role of chair and chief executive officer, and the feedback we received during two rounds of shareholder engagement in 2023, the majority of shareholders supported the current, flexible framework.

•
Strong Governance and Robust Lead Director Duties. The board believes that our robust corporate governance practices, including a strong lead director role, independent leadership of all board committees, and consistent

Fiserv, Inc. 2024 Proxy Statement | 19

Our Board of Directors
How We Are Organized
board refreshment enables efficient independent oversight. As set forth in our governance guidelines, the lead director is elected by the non-employee directors and is responsible for, among other things, acting as the principal liaison between non-employee directors of the board and the chair of the board of directors, calling meetings of the non-employee directors, and presiding over executive sessions of the non-employee directors and providing feedback to the chair of the board regarding the same. In 2023, the board reviewed the independent lead director’s duties and updated the governance guidelines to add additional responsibilities related to the approval of board meeting agendas, schedules, and information provided to the board, and to engagement with shareholders.
The board will continue to annually review its leadership structure in light of the needs of the board and the company at such time.
Our Committees
Our board of directors has four standing committees: an audit committee; a nominating and corporate governance committee; a talent and compensation committee; and a risk committee. Each of these committees has the responsibilities set forth in written charters adopted by the board of directors. We make copies of these charters available free of charge on our website at https://investors.fiserv.com/corporate-governance. Other than the text of the charters, we are not including the information contained on or available through our website as a part of, or incorporating such information by reference into, this proxy statement. More information regarding each committee’s risk oversight responsibilities can be found below under “How We Govern – Risk Oversight.”
Audit Committee
Mr. Warren (Chair)
Committee Rotation. In 2024, Mr. Fritz and Ms. Yarkoni were appointed to the committee and Mr. Simons rotated to the nominating and corporate governance committee.

Primary Responsibilities. The audit committee’s primary role is to provide independent review and oversight of our financial reporting processes and consolidated financial statements, system of internal controls, audit process and results of operations and financial condition. The audit committee is directly and solely responsible for the appointment, compensation, retention, termination and oversight of our independent registered public accounting firm and establishing, and periodically reviewing and approving, procedures for the receipt, retention and treatment of complaints regarding accounting, internal control or auditing matters.

Audit Committee Financial Experts and Report. The board of directors has determined that Messrs. de Castro, DiSimone, Fritz and Warren and Ms. Yarkoni are “audit committee financial experts,” as that term is used in Item 407(d)(5) of Regulation S-K. The report of the audit committee can be found on page 64.

Mr. de Castro
Mr. DiSimone
Mr. Fritz
Ms. Yarkoni
Number of Meetings held in 2023: 10
20 | Fiserv, Inc. 2024 Proxy Statement

Our Board of Directors
How We Are Organized
Nominating and Corporate Governance Committee
Ms. Miller (Chair)
Committee Rotation. In 2024, Mr. Fritz and Mr. Gopal were appointed to the committee and Mr. Warren rotated to the talent and compensation committee.

Primary Responsibilities. The nominating and corporate governance committee assists the board of directors to identify, evaluate and recommend potential director nominees and annually reviews the size, structure, composition and functioning of the board and its committees including committee rotation and leadership. The committee is also responsible for corporate governance matters and oversees our ESG programs and practices.

Mr. Fritz
Mr. Gopal
Mr. Haggart
Ms. Mamilli
Mr. Simons
Number of Meetings held in 2023: 7
Talent and Compensation Committee
Mr. Simons (Chair)
Committee Rotation. In 2024, Ms. Miller and Mr. Warren were appointed to the committee.

Primary Responsibilities. The talent and compensation committee determines and implements compensation policies and programs designed to create long-term value for our shareholders, including reviewing and approving executive officer compensation, and overseeing our human capital management strategy, including with respect to diversity, equity and inclusion, talent engagement, and culture.

CD&A and Report of the Committee. Additional information regarding the talent and compensation committee and our named executive officer compensation is provided below under the heading “Our Executive Pay – Compensation Discussion and Analysis.” The report of the talent and compensation committee can be found on page 44.

Mr. de Castro
Mr. Haggart
Ms. Miller
Mr. Warren
Number of Meetings held in 2023: 5
Risk Committee
Mr. DiSimone (Chair)
Committee Rotation. In 2024, Mr. Gopal and Ms. Yarkoni were appointed to the committee and Ms. Miller rotated to the talent and compensation committee.

Primary Responsibilities. The risk committee is responsible for oversight of key company risks, including cybersecurity, risk appetite, risk governance structure, regulatory exams, risk management and other selected risk topics.

Mr. Gopal
Ms. Mamilli
Ms. Yarkoni
Number of Meetings held in 2023: 6
Fiserv, Inc. 2024 Proxy Statement | 21

Our Board of Directors
How We Govern
How We Govern
The board of directors is responsible for providing advice and oversight of the strategic and operational direction of the company to support our and our shareholder’s long-term interests.
Strategic Oversight
Our board is responsible for reviewing management’s strategic and financial plans. The board also monitors corporate performance against those plans including overseeing operating results on a regular basis. At least quarterly, the chief executive officer, chief financial officer and other members of management provide detailed business and strategy updates to our board. At these reviews, our directors engage with the senior leadership team and other members of management regarding, among other topics: business objectives; our budget, capital allocation plan, and financial and operating performance; the competitive landscape; product and technology updates; and potential acquisitions, investments and partnerships. Our board is also responsible for planning management succession and monitoring and encouraging ethical behavior and compliance with laws, regulations and corporate policies.
Risk Oversight
Our management is responsible for managing risk, and our board is responsible for overseeing management. To discharge this responsibility, the board seeks to be informed about the risks we face so that it may evaluate actual and potential risks and understand how management is addressing such risks. To this end, the board, as a whole and through its committees, regularly engages with management and outside advisors about the risks we face.
Risk Management Approach
We maintain an enterprise risk management (ERM) program with a top risk register and structured risk assessment process that supports strategic planning and decision making. As part of our ERM program, for each category of risk, we determine an appropriate risk appetite. We consider the impact and likelihood of our top risks, and our ability to manage those risks through mitigating controls. The risk assessment process also determines risk ratings, such that the management of significant risks can be prioritized. On an ongoing basis, we identify, categorize, assess, respond to, and monitor risks, escalating mitigation efforts as needed. We consider the ways in which risks may affect our business by measuring the impact of those risks against a consistent set of criteria, which include the potential impact to our operations, our financial performance, compliance and legal, our reputation, and our business strategy. Response plans are developed for residual risks that are above the acceptable tolerance level.
The board of directors believes that its current leadership structure best positions it to oversee the risks faced by the company today based on the company’s operations and strategic goals and the qualifications and skills of our directors. The significant majority of our board is independent and all four of our standing board committees are chaired by independent directors. In addition, our chairman, who is also our chief executive officer, has significant industry experience and in-depth knowledge of our company and is, therefore, able to efficiently bring issues to the attention of the board. Our chairman’s leadership is complemented by an independent lead director who has a robust set of responsibilities under our governance guidelines enabling him to provide an independent perspective on significant matters, including the management of risk.
The board of directors and its committees provide oversight of risk within the scope of their respective responsibilities, including those described below.
Board of Directors
•	Maintains primary oversight of strategic, operational, financial, succession and culture-related risks
•	Receives information regarding our financial performance and condition from our chief executive officer and chief financial officer to understand and address current and emerging risks
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Our Board of Directors
How We Govern
•
Discusses with senior management and other business leaders our business strategy, operations and results, as well as developments in our industry, to enable the board to evaluate competitive and operational risks

Risk Committee
•
Reviews and discusses with management key risks, including cybersecurity, resiliency, technology, privacy and data management, credit, settlement, liquidity, third-party, regulatory compliance, and market risk, including product, geography and competition risks

•	Annually reviews, jointly with the audit committee, our ERM program, including the identification of top risks
•	Reviews with the board issues arising with respect to the performance of the risk management function
•	Periodically reviews and approves a list of top enterprise risks, an enterprise risk appetite statement, and the tolerance levels for board-level risk metrics
•	Reviews and discusses with management the risk appetite relating to top risks, as well as the guidelines, policies and processes for monitoring and mitigating such risks
•	Reviews and discusses with management the risk governance structure and the guidelines, policies and processes regarding risk assessment and management
•	Reviews and discusses with management relevant regulatory exams, findings from such exams, and the status of the remediation of any such findings
•	Reviews and discusses with the chief risk officer whether the risk management function has the appropriate resources and authority to fulfill its responsibilities
Nominating and Corporate Governance Committee
•
Working closely with management and the board, oversees management of risks associated with director succession, independence, and conflicts of interest, as well as regulatory risks related to our corporate governance programs and policies

•	Oversees our ESG programs, policies, stakeholder engagement, and disclosures and reporting, including identifying, evaluating and monitoring ESG-related trends, opportunities and risks
•	Oversees our public policy activities and, at least annually, reviews our political contributions and expenditures and political expenditure policy
Talent and Compensation Committee
•
Oversees management of risks relating to our human capital strategy, including with respect to diversity, equity and inclusion, talent engagement – including recruiting, development, and retention – and culture

•	Reviews the design and implementation of our compensation programs and policies and the administration of our incentive plans to manage compensation-related risk
•	Evaluates risk relating to our succession planning for senior management
•	Oversees regulatory compliance with respect to compensation matters
Fiserv, Inc. 2024 Proxy Statement | 23

Our Board of Directors
How We Govern
Audit Committee
•
Monitors our significant internal control process, including the process of preparing interim and annual financial results, disclosure controls and procedures, corporate audit function and periodic review and approval of our code of conduct and business ethics

•
Meets with our chief executive officer, chief financial officer, chief legal officer and other members of management, as appropriate, in connection with our filings with the Securities and Exchange Commission, earnings press releases, and other corporate communications containing material financial and risk-related disclosures

•
Oversees our chief audit executive and the independent registered public accounting firm and monitors risks related to financial reporting matters, including tax, accounting, disclosure controls and procedures, and internal control over financial reporting

•	Annually reviews, jointly with the risk committee, our ERM program, including the identification of top risks
•
Oversees legal and regulatory matters that may have a material impact on our financial statements, material litigation, and reports or evidence of material violations of the law or our code of conduct or fraud

Review, Approval or Ratification of Transactions with Related Persons
We have adopted a written policy requiring that any related person transaction that would require disclosure under Item 404(a) of Regulation S-K under the Exchange Act be reviewed and approved by our audit committee or, if the audit committee is not able to review the transaction for any reason, a majority of our disinterested directors. Compensation matters regarding our executive officers or directors are reviewed and approved by our talent and compensation committee. The policy also provides that, at least annually, any ongoing, previously approved related person transaction is to be reviewed by the body that originally approved the transaction: to ensure that it is being pursued in accordance with all of the understandings and commitments made at the time that it was previously approved; to ensure that the commitments being made with respect to such transaction are appropriately reviewed and documented; and to affirm the continuing desirability of and need for the related person arrangement.
All relevant factors with respect to a proposed related person transaction will be considered, and such a transaction will only be approved if it is in our and our shareholders’ best interests or, if an alternate standard of review is imposed by applicable laws, statutes, governing documents or listing standards, if such alternate standard of review is satisfied.
In 2023, Sam Lituchy and Peter Niotis, each an employee of the company and in-law of our chief executive officer, received base salary and cash incentive compensation of $355,500 and restricted stock units having a grant date fair value of $206,294 and base salary and cash incentive compensation of $154,358 and restricted stock units having a grant date fair value of $51,913, respectively. The employment of Mr. Niotis ended in November 2023. Both were also eligible to participate in our employee benefit plans generally available to other employees.
24 | Fiserv, Inc. 2024 Proxy Statement

Our Board of Directors
How We Are Paid
How We Are Paid
Objectives for Director Compensation
Qualified non-employee directors are critical to our success. We believe that the primary duties of non-employee directors are to effectively represent the long-term interests of our shareholders and to provide guidance to management. Our compensation program for non-employee directors is designed to meet several key objectives:
•	Compensate directors for the responsibilities and time commitments required as directors of a public company
•	Attract the highest caliber non-employee directors by offering compensation that is consistent with that of our peers
•	Align the interests of our directors and shareholders by providing a significant portion of compensation in equity and requiring directors to own our stock
•	Provide compensation that is simple and transparent to shareholders and reflects corporate governance best practices
•	Where possible, provide flexibility in form and timing of payments
The talent and compensation committee of the board of directors reviews non-employee director compensation every other year and considers our financial and strategic performance, general market conditions and non-employee director compensation at the peer group companies set forth below under “Our Executive Pay – Compensation Discussion and Analysis – Determining and Structuring Compensation – Peer Group.”
Elements of 2023 Director Compensation
Our 2023 non-employee director compensation program is summarized below:
Element of Compensation	2023
Annual Equity Award	$210,000
Board Fee	100,000
Annual Lead Director Equity Award	75,000
Committee Fee	15,000
Committee Chair Fee
Nominating and Corporate Governance; Talent and Compensation	10,000
Audit; Risk	20,000
Upon being elected or re-elected as: a director, each non-employee director receives such number of restricted stock units as is determined by dividing $210,000 by the closing price of our common stock on the grant date; and lead director, the lead director receives such number of restricted stock units as is determined by dividing $75,000 by the closing price of our common stock on the grant date. Committee chair fees are in addition to the base committee fees and the lead director fee is in addition to the standard board fee and annual equity grant.
Restricted stock units vest on the earlier of the first anniversary of the grant date or immediately prior to the first annual meeting of shareholders following the grant date. All cash fees are payable quarterly in arrears and may be subject to deferral elections. Committee fees are payable with respect to each committee on which a director serves.
Fiserv, Inc. 2024 Proxy Statement | 25

Our Board of Directors
How We Are Paid
Stock Ownership Requirements
Under our stock ownership policy, non-employee directors are required to accumulate, within five years after joining the board, and hold our common stock having a market value of $1,240,000, four times (4x) the sum of the standard annual board cash fee plus the value of the standard annual equity award. All non-employee directors are in compliance with our stock ownership policy.
Non-Employee Director Deferred Compensation Plan
We maintain a non-employee director deferred compensation plan that provides directors with flexibility in managing their compensation and promotes alignment with the interests of our shareholders. Each non-employee director may defer up to 100% of his or her cash fees, and based on his or her deferral election, the director is credited with a number of share units at the time he or she would have otherwise received the fees being deferred. Each non-employee director also may defer receipt of up to 100% of shares due upon vesting of restricted stock units. Based on his or her election, the director is credited with one share unit for the receipt of each such share that is deferred. Share units are equivalent to shares of our common stock but have no voting rights.
Upon cessation of service on the board, the director receives one share of our common stock for each share unit. Share units credited to a director’s account are considered awards granted under the Amended and Restated Fiserv, Inc. 2007 Omnibus Incentive Plan and count against that plan’s share reserve.
2023 Director Compensation
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Henrique de Castro(3)	130,000	210,056	340,056
Harry F. DiSimone(3)	150,000	210,056	360,056
Lance M. Fritz(4)	—	—	—
Ajei S. Gopal(4)	—	—	—
Dylan G. Haggart(3)	130,000	210,056	340,056
Wafaa Mamilli(3)	130,000	210,056	340,056
Heidi G. Miller(5)	140,000	210,056	350,056
Doyle R. Simons(6)	140,000	285,102	425,102
Kevin M. Warren(3)	150,000	210,056	360,056
Charlotte B. Yarkoni(7)	41,576	165,823	207,399
Former Directors
Alison Davis(8)	49,286	—	49,286
(1)
This column includes fees earned or paid in cash during 2023, including the following amounts that were deferred under our non-employee director deferred compensation plan: Mr. de Castro – $130,000; Mr. DiSimone – $150,000; Ms. Miller – $140,000; and Mr. Simons – $140,000.

(2)
We granted each non-employee director re-elected at our 2023 annual meeting of shareholders such number of restricted stock units determined by dividing $210,000 by $119.69, the closing price of our common stock on

May 17, 2023, the date of grant, rounded up to the next whole restricted stock unit. Accordingly, each non-employee director received 1,755 restricted stock units.

On that date, we also granted Mr. Simons, as our lead director, such number of restricted stock units determined by dividing $75,000 by $119.69, rounded up to the next whole restricted stock unit. Accordingly, Mr. Simons received an additional 627 restricted stock units.

26 | Fiserv, Inc. 2024 Proxy Statement

Our Board of Directors
How to Communicate with Us

All restricted stock units granted in 2023 vest 100% on the earlier of the first anniversary of the grant date or immediately prior to the first annual meeting of shareholders following the grant date.

The dollar amount shown in the table is the grant date fair value of the award. Information about the assumptions that we used to determine the fair value of equity awards is set forth in our Annual Report on Form 10-K in Note 16 to our Consolidated Financial Statements for the year ended December 31, 2023.

(3)	As of December 31, 2023, each of Mr. de Castro, Mr. DiSimone, Mr. Haggart, Ms. Mamilli and Mr. Warren held 1,755 unvested restricted stock units.
(4)	Mr. Fritz and Mr. Gopal joined our board in 2024 and did not receive compensation in 2023.
(5)	As of December 31, 2023, Ms. Miller held 47,929 options to purchase shares of our common stock, all of which were vested, and 1,755 unvested restricted stock units.
(6)	As of December 31, 2023, Mr. Simons held 23,156 options to purchase shares of our common stock, all of which were vested, and 2,382 unvested restricted stock units.
(7)
Ms. Yarkoni joined the board on August 1, 2023, and we granted her 1,306 restricted stock units, representing a pro rata number based on the number of days between the date of her appointment and May 15, 2024, the anticipated date of the next annual meeting of shareholders, and using the closing price of our common stock on August 1, 2023, of $126.97. As of December 31, 2023, Ms. Yarkoni held 1,306 unvested restricted stock units.

(8)
Ms. Davis’ term as a director ended at the 2023 annual meeting of shareholders. As of December 31, 2023, Ms. Davis held 10,733 options to purchase shares of our common stock, all of which were vested, and no unvested restricted stock units.

How to Communicate with Us
Shareholders may communicate with our board of directors or individual directors by submitting communications in writing to us at 600 N. Vel R. Phillips Avenue, Milwaukee, WI, 53203, Attention: Eric C. Nelson, Secretary. Shareholders may also contact us by e-mail through our investor relations department at investor.relations@fiserv.com. Communications addressed to the board of directors or individual directors, other than business solicitations or similar communications, will be provided to our board of directors or individual directors, as applicable.
Fiserv, Inc. 2024 Proxy Statement | 27

Our Executive Pay
Proposal 2: Advisory Vote to Approve Executive Compensation
Background
We are conducting a non-binding, advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, in accordance with Section 14A of the Exchange Act (commonly referred to as “Say-on-Pay”). Our shareholders previously expressed a preference that we hold Say-on-Pay votes on an annual basis, and our board of directors accordingly determined to hold Say-on-Pay votes every year until the next required advisory vote on the frequency of future Say-on-Pay votes.
Pay-for-Performance Philosophy and Key Compensation Actions for 2023
Our talent and compensation committee seeks to structure compensation that incentivizes our leaders to strive for market-leading performance, which we expect will translate into long-term value for our shareholders and is balanced by the risk of lower performance-based compensation when we do not meet our performance objectives.
•	Executive officer compensation is primarily variable and in the form of equity. The annual compensation payable to our named executive officers is primarily variable and in the form of equity.
•
Annual cash incentive awards are based on financial performance objectives. Annual cash incentive awards to our named executive officers for 2023 were based on performance against established financial performance objectives.

•
We continue to use performance share units which comprise the majority of our CEO’s long-term incentives. To further align the interests of our shareholders with the interests of our executive officers and to promote long-term value creation for shareholders, 82% of Mr. Bisignano’s total compensation for 2023 was paid in equity, with 60% of the equity in the form of performance share units (“PSUs”) and 40% in restricted stock units (“RSUs”). Our other executive officers also received a substantial majority of their compensation in equity, with 50% of the awards in the form of PSUs and 50% in form of RSUs.

•
Our PSUs have rigorous total shareholder return and financial performance goals. Shares subject to the PSUs vest based on attainment of relative total shareholder return and achievement of financial performance goals. For the relative total shareholder return component, above-median performance at the 55th percentile relative to the S&P 500 is required for target level vesting and payouts are capped at target if our absolute total shareholder return over the three-year period is negative.

•
Updated Clawback Policy. We adopted an enhanced compensation recoupment policy in compliance with new Securities and Exchange Commission rules and New York Stock Exchange listing standards, which contains recovery rights for financial restatements beyond the base requirements and in circumstances of employee misconduct or noncompliance.

28 | Fiserv, Inc. 2024 Proxy Statement

Our Executive Pay
Proposal 2: Advisory Vote to Approve Executive Compensation
Our Policies
•	We have a stock ownership policy that requires our chief executive officer to maintain a level of stock ownership equal to 12x his base salary and named executive officers to own 4x their base salary.
•	We prohibit hedging and pledging of stock by named executive officers.
•	We maintain a compensation “clawback” policy.
We encourage shareholders to review the “Compensation Discussion and Analysis” section of this proxy statement as well as the tabular and narrative disclosure under the heading “Executive Compensation.”
We believe that our executive compensation program appropriately attracts, retains and incentivizes management while aligning pay with performance, driving long-term value creation and reflecting the views of shareholders. We were pleased that our executive compensation program was supported by shareholders at the 2023 annual meeting with 93% of votes cast in favor of the proposal. This level of support validated the enhancements that we made to our executive compensation program in fiscal year 2022 in response to shareholder feedback. We carefully consider shareholder input in evaluating and designing our executive compensation program, as well as the results of the prior advisory vote. As a result of a substantial majority of our shareholders approving the compensation program at the 2023 annual meeting, the talent and compensation committee did not implement significant changes to our executive compensation program.
Proposed Resolution
The board endorses the compensation of our named executive officers and recommends that you vote in favor of the following resolution:
“RESOLVED, that the shareholders hereby approve, on an advisory basis, the compensation of the company’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including under the heading ‘Compensation Discussion and Analysis’ and in the tabular and narrative disclosures under the heading ‘Executive Compensation’.”
Vote Required, Effect of Vote and Recommendation of the Board of Directors
To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement, the number of votes cast “for” the proposal must exceed the number of votes cast “against” the proposal. Unless otherwise specified, the proxies solicited hereby will be voted in favor of this proposal.
While the vote is advisory and will not be binding upon the board or the talent and compensation committee, the talent and compensation committee will carefully consider the outcome of the vote when considering future executive compensation decisions to the extent it can determine the cause or causes of any significant negative voting results.
For	The board of directors recommends that you vote “For” Proposal 2.
Fiserv, Inc. 2024 Proxy Statement | 29

Our Executive Pay
Compensation Discussion and Analysis
Compensation Discussion and Analysis
Executive Summary
This Compensation Discussion and Analysis addresses compensation for our named executive officers for 2023.
Named Executive Officer	Title
Frank J. Bisignano	Chairman of the Board, President and Chief Executive Officer
Guy Chiarello	Chief Operating Officer
Robert W. Hau	Chief Financial Officer
Suzan Kereere(1)	Executive Vice President, Head of Global Business Solutions
Adam L. Rosman	Chief Administrative Officer and Chief Legal Officer
(1)
Ms. Kereere served as our Executive Vice President, Head of Global Business Solutions through December 31, 2023. We sometimes refer to our named executive officers, other than Ms. Kereere, as our continuing named executive officers.

We aspire to move money and information in a way that moves the world. As a global leader in payments and financial technology, we help clients achieve best-in-class results through a commitment to innovation and excellence in areas including account processing and digital banking solutions; card issuer processing and network services; payments; e-commerce; merchant acquiring and processing; and the Clover® cloud-based point-of-sale and business management platform.
2023 Performance Highlights
•	GAAP revenue growth of 8% and organic revenue growth of 12% compared to 2022
•
GAAP diluted earnings per share of $4.98 and adjusted earnings per share of $7.52, representing a 27% increase in GAAP diluted earnings per share and a 16% increase in adjusted earnings per share, in each case, compared to 2022

•	GAAP operating margin of 26.3% compared to 21.1% in 2022; and adjusted operating margin of 37.3% compared to 35.1% in 2022
•	Our 1-year total shareholder return for 2023 was 31.4%, better than 79% of our peer group
In 2023, we also continued our disciplined approach to capital deployment which included share repurchases and acquisitions. Named executive officer compensation for 2023 was paid or awarded in the context of these results.
In this proxy statement, we discuss financial measures that are referred to as non-GAAP financial measures, including organic revenue growth, adjusted earnings per share, adjusted operating margin, adjusted operating income, free cash flow and adjusted revenue for incentive compensation. See Appendix A to this proxy statement for more information regarding these measures and reconciliations to the most directly comparable GAAP measures.
Shareholder Engagement
Our investor relations team and members of senior management regularly communicate with our shareholders, including in connection with quarterly earnings calls, analyst meetings, and investor and industry conferences. In addition, we engage with shareholders regarding corporate governance and related matters to understand their priorities and areas of focus. In 2023, we conducted two rounds of shareholder engagement focused on corporate governance and related matters, both prior to and following our annual meeting of shareholders. We extended invitations to meet with shareholders collectively owning approximately 60% of our outstanding shares and engaged with shareholders collectively owning approximately 45% of our shares. The chair of our talent and compensation committee, who is also our lead director, participated in several of these meetings. Feedback received from these discussions has helped inform enhancements to our governance, executive compensation, and corporate responsibility programs and disclosures.
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Our Executive Pay
Compensation Discussion and Analysis
In our discussions with shareholders, they expressed positive views regarding our strong management and financial performance. Shareholders also expressed that performance share units should continue to be a significant component of the company’s compensation program. We continued to align the interests of our shareholders with the interests of our executive officers and to promote long-term value creation for shareholders. Mr. Bisignano’s total compensation for 2023 was paid primarily in the form of equity awards (82%), with 60% of the awards in the form of performance share units (“PSUs”) and 40% in restricted stock units (“RSUs”). Our other executive officers also received the significant majority of their incentive compensation in the form of equity, with 50% of their awards in the form of PSUs and 50% in the form of RSUs. Shares subject to the performance share units vest based on attainment of relative total shareholder return and achievement of financial performance goals. For the relative total shareholder return component, performance at the 55th percentile relative to the S&P 500 is required for target level vesting and payouts are capped at target if our absolute total shareholder return over the three-year period is negative.
Fiserv, Inc. 2024 Proxy Statement | 31

Our Executive Pay
Compensation Discussion and Analysis
2023 Compensation
The compensation paid to or earned by our named executive officers for 2023 performance is shown below. Incentive compensation includes annual cash and long-term equity incentive awards. Annual cash incentive awards for 2023 were determined based on the achievement of performance goals established by the talent and compensation committee at the beginning of 2023. Long-term equity incentive awards include performance share unit and restricted stock unit awards and were awarded based on, among other factors, financial performance, strategic progress, and total shareholder return.
The graphs and table in this section reflect the talent and compensation committee’s decisions for 2023 and supplement, but are not a substitute for, the information in the Summary Compensation Table on page 45, which is presented in accordance with the rules of the Securities and Exchange Commission. The primary difference between the table below and the Summary Compensation Table is how equity awards are reported. The table below includes equity awards granted in 2024 for performance in 2023, whereas the Summary Compensation Table reflects, in accordance with applicable SEC rules, all equity granted in 2023. We discuss each of the compensation elements for 2023 performance below under the heading “2023 Named Executive Officer Compensation.”

	Base Salary(1)	Annual Cash Incentive Award(2)	Performance Share Units(3)	Restricted Stock Units(3)	Total
F. Bisignano	$ 1,400,000	$ 3,000,000	$ 12,360,000	$ 8,240,000	$ 25,000,000
G. Chiarello	1,000,000	1,560,000	3,832,500	3,832,500	10,225,000
R. Hau	718,750	900,000	2,675,000	2,675,000	6,968,750
S. Kereere(4)	900,000	—	—	—	900,000
A. Rosman	600,000	696,000	1,602,000	1,602,000	4,500,000
(1)	Amounts represent the base salary paid during 2023. Mr. Hau’s base salary increased from $625,000 to $750,000 effective April 1, 2023.
(2)	Amounts represent the amount of cash incentive earned in 2023 and paid in 2024.
(3)
Amounts represent the dollar amount of equity awards approved by the compensation committee in February 2024. The number of restricted stock units issued is equal to the approved dollar amount divided by the closing price on the grant date; the number of performance share units issued is equal to the approved dollar amount (at target) divided by the average closing price of the five trading days leading up to and including the grant date fair value of these awards and will be
reported in the Summary Compensation Table in the proxy statement for our 2025 annual meeting in accordance with applicable Securities and Exchange Commission rules. The performance share units have a three-year performance period ending December 31, 2026, and the value realized at the end of the performance period will depend on our achievement of relative total shareholder return, organic revenue growth and adjusted earnings per share and will range from 0% to 200% of the target award. One-third of the restricted stock units vest on each anniversary of the grant date.
(4)	Suzan Kereere resigned as of December 31, 2023 and therefore was ineligible for incentive compensation.
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Our Executive Pay
Compensation Discussion and Analysis
Executive Compensation Practices
Our compensation program is designed to create long-term value for our shareholders by rewarding performance and sustainable growth. Our talent and compensation committee seeks to structure compensation that incentivizes our leaders to strive for market-leading performance, which we expect will translate into long-term value for our shareholders, and is balanced by the risk of lower performance-based compensation when we do not meet our performance objectives.
What We Do
Pay for Performance. Named executive officer compensation is primarily variable and delivered in the form of long-term incentive equity awards, at least half of which are performance share units.

  Performance Share Units. We grant performance share units that vest based on the achievement of three-year absolute and relative performance goals. For 2023, half of the equity granted to our executive officers, and 60% of the equity granted to our chief executive officer, was in the form of performance share units.

  Performance Metrics. Annual cash incentive payments are based on formulaic and quantitative financial performance objectives established by the talent and compensation committee at the beginning of each year.

  Rigorous Total Shareholder Return Goal. Forty percent (40%) of the performance share units granted as 2023 incentive compensation vest based on our relative total shareholder return over a three-year performance period as compared to the S&P 500 Index. These performance share units only vest at target for above-median performance, and the number of shares issued is capped at the target amount if our absolute total shareholder return over the three-year period is negative.

  Double-Trigger Change of Control Benefits. In the event of a change of control, our executive officers will only receive a cash severance payment and vesting of unvested restricted stock units, stock options and performance share units upon a qualifying termination following the change of control.

  Robust Stock Ownership. We have a stock ownership policy that requires our executive officers and directors to own a significant amount of Fiserv equity to further align their long-term interests with those of our shareholders.
 • Chief Executive Officer – twelve times (12x) his annual base salary
 • Other executive officers – four times (4x) their respective annual base salaries
 • Directors – four times (4x) the sum of the annual board cash fee and equity award value

  Clawback Policy. In 2023, we adopted an enhanced compensation recoupment, or “clawback,” policy to comply with new Securities and Exchange Commission rules and New York Stock Exchange listing standards. In addition to the mandatory recoupment, the policy permits recoupment for restatements of any operating or financial results and in the event of certain employee misconduct.

What We Don’t Do
No Hedging or Pledging. We have a policy that prohibits our directors and executive officers from hedging or pledging Fiserv stock.
No Pensions. We do not provide separate pension programs or a supplemental executive retirement plan to our executive officers.
No Gross-Ups. We do not have tax gross-up arrangements with any of our executive officers.
Calculation of Share Ownership. Unvested stock options and performance share units do not count toward meeting our stock ownership requirements.

  No Change of Control Agreements. We have a severance policy for our executive officers and, other than our employment agreement with our chief executive officer, no executive officers have employment or other agreements with us.

  No Option Repricing. Our equity plan prohibits the repricing or backdating of stock options and the cancellation of underwater stock options in exchange for a cash payment or the issuance of other securities by us to the award holder.

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Our Executive Pay
Compensation Discussion and Analysis
Determining and Structuring Compensation
Compensation Philosophy and Objectives
The goal of our executive compensation program is the same as our goal for operating our company: to create long-term value for our shareholders and clients. To this end, we design our compensation program to incentivize and reward our executive officers for sustained financial, operating, and strategic performance, to align their interests with those of our shareholders, and to encourage them to remain with the company for long and productive careers. Our talent and compensation committee also seeks to structure compensation that is balanced by the risk of lower performance-based compensation when we do not meet our performance objectives.
Shareholder Advisory Votes on Named Executive Officer Compensation
At our 2023 annual meeting, our shareholders approved, by approximately 93% of the votes cast, the compensation of the named executive officers in our 2023 proxy statement. Our talent and compensation committee considered the results of the advisory vote in designing our executive compensation program and determining the amount paid to our named executive officers for performance in 2023. The committee intends to continue to consider the results of shareholder advisory votes about our named executive officer compensation.
In addition, at our 2023 annual meeting, our shareholders voted in favor of holding the shareholder advisory vote on our named executive officer compensation every year. After taking the results of the vote into consideration, our board of directors resolved to include in our proxy materials an advisory vote on the compensation of our named executive officers every year until the next required vote on the frequency of shareholder advisory votes on the compensation of named executive officers.
Components of Compensation
The principal elements of compensation that we provide to our named executive officers are base salary, annual cash incentive awards and long-term equity incentive awards. We seek to increase the percentage of total pay that is “at risk” as executive officers move to greater levels of responsibility in the company and thus have a more direct impact on company results. We intend to structure the target compensation of executive officers so that they receive a significant portion of their compensation in the form of equity to further align our executive officers’ interests with those of our shareholders.
Type	Element	Description	Purpose
Annual Compensation	Base Salary
• Fixed annual amount
• Determined by the talent and compensation committee based on market data, scope of responsibilities, market value of experience, overall effectiveness and, except in the case of our chief executive officer, the recommendation of our chief executive officer
• Provides the named executive officer with a competitive level of income security
Annual Cash Incentive
• Annual award based on quantitative financial performance objectives established by the talent and compensation committee
• Ensures a significant portion of compensation is “at risk” and payable based on formulaic performance against financial objectives
• Motivates named executive officers to achieve annual financial results that, in turn, further our achievement of long-term objectives
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Our Executive Pay
Compensation Discussion and Analysis
Type	Element	Description	Purpose
Long-Term Compensation	Performance Share Units	• Equity grants for which the number of shares issued at vesting is determined by the achievement of relative and absolute performance goals over a multi-year period	• Incentivizes the achievement of long-term performance objectives to align our named executive officers’ economic interests with those of our shareholders
	Restricted Stock Units	• Equity grants that vest over a period of several years where the ultimate value depends on our share price	• Promotes retention and further aligns the interests of our named executive officers and shareholders
When making equity award decisions, we do not consider existing equity ownership because we do not want to discourage executive officers from holding significant amounts of our common stock. We also do not review realized compensation from prior equity awards when making current compensation decisions. If the value of equity awards granted in prior years increases significantly in future years, we do not believe that this positive development should impact current compensation decisions.
Determining Compensation
The Talent and Compensation Committee’s Role
The talent and compensation committee of the board of directors is responsible for, among other things:
•	Approving executive officer compensation including the design and related performance goals specific to short- and long-term incentive awards relevant to their compensation
•	Approving compensation programs and plans in which our executive officers participate
•	Discharging administrator responsibilities conferred to the committee by our equity incentive plans
•	Approving severance or similar termination payments to executive officers
With respect to executive officers, at the beginning of each year, the talent and compensation committee approves cash incentive payments and equity awards, sets base salaries and approves cash incentive and performance share unit goals and targets.
Management’s Role
Our chief executive officer annually completes a self-appraisal of his performance. For 2023, his appraisal focused on financial and strategic results, team culture and talent development, control environment, and leadership succession. The appraisal is provided to all directors, who each provide their perspective with respect to chief executive officer performance to the chair of the nominating and corporate governance committee. Director input is then compiled and shared with the full board. The talent and compensation committee considers the annual review and director feedback when determining compensation. Our chief executive officer does not attend the portion of any talent and compensation committee meeting during which the committee deliberates on matters related specifically to his compensation. Management compiles market data and information to make recommendations to the talent and compensation committee regarding compensation matters. In addition, our chief executive officer makes recommendations to the talent and compensation committee concerning the compensation of executive officers other than himself.
Consultant’s Role
The talent and compensation committee engaged Pay Governance, LLC (“Pay Governance”) as the compensation consultant for 2023. The consultant advised the committee regarding director and executive officer compensation and was also engaged to assist the committee in its evaluation of changes to the compensation peer group and the compensation recoupment policy. Pay Governance provided the company with market compensation data and analysis, assistance with tally sheet calculations and assistance with certain proxy statement-related calculations.
Fiserv, Inc. 2024 Proxy Statement | 35

Our Executive Pay
Compensation Discussion and Analysis
Management used the market data provided by Pay Governance as one point of consideration in formulating recommendations to the committee regarding compensation matters, and the committee used such data as a reference in assessing chief executive officer compensation. The committee reviewed Pay Governance’s work and its policies and procedures regarding independence and concluded that Pay Governance was able to provide independent advice regarding executive compensation matters during its engagement.
Peer Group
In setting compensation levels for our executive officers, the talent and compensation committee considers, among other things, the compensation of similarly situated executives at companies in our peer group by reviewing publicly available proxy and survey data regarding comparable executive officer positions and the compensation paid to our executive officers in light of their relative functional responsibilities and experience. Notwithstanding the use of benchmarking as a tool to set compensation, comparison data only provides a context for the decisions that the talent and compensation committee makes. The committee may also consider, among other matters, market trends in executive compensation, the percentage that each component of compensation comprises of an executive officer’s total compensation and the executive officer’s tenure in position.
The peer group the talent and compensation committee considered for 2023 compensation is set forth below:
American Express Company	Mastercard Incorporated
Automatic Data Processing, Inc.	Nasdaq, Inc.
BlackRock, Inc.	Paychex, Inc.
Block, Inc.	PayPal Holdings, Inc.
Cognizant Technology Solutions Corporation	Salesforce, Inc.
Discover Financial Services	S&P Global Inc.
Fidelity National Information Services, Inc.	The Bank of New York Mellon Corporation
Global Payments Inc.	Visa Inc.
Intuit Inc.
We believe our peer group includes companies that compete with us for talent; directly compete with us in our primary businesses; have similar business models in similar industries because they reflect the complexities inherent in managing an organization with multiple business lines and revenue sources; and are of similar size based primarily on annual revenue and market capitalization.
2023 Named Executive Officer Compensation
Base Salaries
The talent and compensation committee increased the annual base salary of Mr. Bisignano for 2023 to $1,400,000 from a base salary of $1,320,000 in 2022 in connection with his entry into a new employment agreement based on current market for a CEO of a company of our size within our industry. The talent and compensation committee also increased the annual base salary of Mr. Hau for 2023 to $750,000 from a base salary of $625,000 in 2022 to align his base salary to executive officers at peer group companies having a similar scope of responsibility. The talent and compensation committee did not increase the base salaries of any other named executive officers for 2023.
Annual Cash Incentive Awards
At the beginning of 2023, the talent and compensation committee set quantitative corporate performance objectives for annual cash incentive awards based on two financial measures – adjusted revenue for incentive compensation, which we refer to in this section as adjusted revenue, and adjusted operating income. The committee selected
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Our Executive Pay
Compensation Discussion and Analysis
adjusted revenue because it believes that the long-term value of our enterprise depends on our ability to generate revenue excluding the impact of our Output Solutions postage reimbursements, deferred revenue purchase accounting adjustments and acquired revenue. The committee also considers adjusted operating income as both a key performance objective and a primary indicator of profitability and free cash flow growth. For 2023, the committee set the performance goals for adjusted revenue and adjusted operating income such that it believed that it would be reasonably unlikely that the top end of the range would be achieved but it would be reasonably likely that the target could be achieved. A discussion of how adjusted revenue for incentive compensation and adjusted operating income is calculated from GAAP revenue is provided in Appendix A to this proxy statement.
The performance objectives, weighting, and threshold, target, maximum and actual amounts for our named executive officers for 2023 were as follows:
Performance Objective (in millions) and Weighting	Threshold	Target	Maximum	Actual
Adjusted Revenue for Incentive Compensation (50%)	$ 17,443	$ 17,775	$ 18,282 or more	$ 18,039
Adjusted Operating Income (50%)	$6,400	$6,550	$6,700 or more	$6,729
The threshold, target and maximum potential payouts for each of our named executive officers were set by the talent and compensation committee based on the short-term incentive compensation available to individuals holding similar positions at our peer companies, balanced against the committee’s view that total compensation should weigh more heavily in favor of long-term versus short-term incentive compensation.
Actual achievement of the adjusted revenue for incentive compensation and adjusted operating income goals would have resulted in a payment level of 176.1%. However, in light of the positive impact that certain unanticipated business conditions had on our results, including the positive impact that higher interest rates and inflation had on revenue in certain of our businesses, the committee elected to pay the annual cash incentive awards for 2023 at a 120% achievement level, as follows:
	Threshold	Target	Maximum	Actual
F. Bisignano	$ 1,250,000	$ 2,500,000	$ 5,000,000	$ 3,000,000
G. Chiarello	650,000	1,300,000	2,600,000	1,560,000
R. Hau	375,000	750,000	1,500,000	900,000
S. Kereere	410,000	820,000	1,640,000
A. Rosman	290,000	580,000	1,160,000	696,000
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Our Executive Pay
Compensation Discussion and Analysis
Long-Term Incentive Awards
Awards Granted in 2024
In February 2024, we granted annual equity awards to our continuing named executive officers based on the level of each executive officer’s responsibilities and the talent and compensation committee’s judgment of each executive’s performance in 2023 with respect to strategic impact, execution of our commitment to provide innovative solutions for our clients, talent development, risk management, and, other than with respect to his own awards, the recommendation of our chief executive officer. The talent and compensation committee also considered the company’s strong financial results and total shareholder return in 2023.
The annual equity mix awarded by the talent and compensation committee to each of our named executive officers is consistent with our objective of emphasizing performance-based compensation and aligning our executive officers’ economic interests with those of our shareholders. Half of the equity granted to our named executive officers during the annual grant cycle in each of 2023 and 2024 was in the form of performance share units with a three-year performance period except in the case of Mr. Bisignano, who received 60% performance share units and 40% restricted stock units. The number and approved value of the equity incentive awards made to our continuing named executive officers in February 2024 for 2023 performance were as follows.
	Performance Share Units		Restricted Stock Units
	Approved by Talent and Compensation Committee ($)	Units (#)	Approved by Talent and Compensation Committee ($)	Units (#)
F. Bisignano	12,360,000	83,899	8,240,000	55,812
G. Chiarello	3,832,500	26,015	3,832,500	25,959
R. Hau	2,675,000	18,158	2,675,000	18,119
A. Rosman	1,602,000	10,875	1,602,000	10,851
The number of performance share units granted was determined by dividing the award dollar amount approved by the talent and compensation committee by the simple average of the closing price of our common stock on each of the five trading days ending on, and inclusive of, the grant date. The number of restricted stock units was determined by dividing the award dollar amount approved by the committee by the closing price of our common stock on the grant date. Please see “Equity Incentive Awards – Terms of Performance Share Units” below for more information regarding the performance goals and weightings applicable to the performance share units. These equity incentive awards will appear in the Summary Compensation Table and Grants of Plan-Based Awards Table in the proxy statement for our 2025 annual meeting of shareholders in accordance with applicable Securities and Exchange Commission rules.
Awards Granted in 2023
The annual equity incentive awards made to our named executive officers in 2023 for performance in 2022 were based on the factors described above. These awards are reflected below and in the Summary Compensation Table and Grants of Plan-Based Awards Table under “Executive Compensation” in accordance with Securities and Exchange Commission rules.
	Performance Share Units		Restricted Stock Units
	Units (#)	Grant Date Fair Value ($)	Units (#)	Grant Date Fair Value ($)
F. Bisignano	100,135	12,929,832	67,994	7,690,121
G. Chiarello	33,112	4,275,683	33,726	3,814,411
R. Hau	19,333	2,496,354	19,692	2,227,165
S. Kereere	17,767	2,294,146	18,096	2,046,658
A. Rosman	9,497	1,226,291	9,673	1,094,016
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Our Executive Pay
Compensation Discussion and Analysis
Terms of Performance Share Units
The performance share units granted in each of 2022, 2023 and 2024 to our named executive officers have a three-year performance period ending December 31, 2024, 2025 and 2026, respectively. We refer to the performance share units granted in 2022 as the “2022 PSUs,” those granted in 2023 as the “2023 PSUs,” and those granted in 2024 as the “2024 PSUs.”
Performance Metrics and Weighting
Performance Metrics – 2022 PSUs	Weighting
Relative total shareholder return	30%
Organic revenue growth	30%
Adjusted operating income	25%
Adjusted earnings per share	15%
Performance Metrics – 2023 PSUs / 2024 PSUs	Weighting
Relative total shareholder return	40%
Organic revenue growth	40%
Adjusted earnings per share	20%
Performance Metrics Description and Analysis
Performance Metrics	Description and Analysis
Relative total shareholder return	Relative total shareholder return compared to the S&P 500 Index aligns our pay-for-performance philosophy with the creation of shareholder value
Organic revenue growth	The long-term value of our enterprise is linked to our ability to grow revenue without regard to acquisitions and the impact of foreign currency fluctuations
Adjusted operating income	Adjusted operating income is an indicator of profitability and free cash flow growth
Adjusted earnings per share	An increase in adjusted earnings per share can drive an increase in shareholder value
Total Shareholder Return
The company’s relative total shareholder return will be assessed by the talent and compensation committee based on the percentile rank of the company over the three-year performance period relative to the total shareholder return of the companies in the S&P 500 Index as of the first day of the three-year performance period applicable to each award. We require relative total shareholder return performance above the median level for the applicable portion of the performance share units to vest at target. If the company’s total shareholder return for the three-year performance period is negative on an absolute basis, the performance multiplier is capped at 100%.
The performance multipliers to be applied to the target number of shares issuable based on relative total shareholder return at the threshold, target and maximum achievement levels are as follows:
	Three-Year Company TSR Relative Ranking	Performance Multiplier
Maximum	90th percentile or greater	200%
Target	55th percentile	100%
Threshold	30th percentile	50%
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Our Executive Pay
Compensation Discussion and Analysis
Annual Performance Goals
Each of organic revenue growth, adjusted operating income and adjusted earnings per share, as applicable, is measured separately for each fiscal year in the three-year performance period, and the talent and compensation committee determines separate performance multipliers with respect to each metric for each such fiscal year. The average performance multiplier, calculated by taking the numeric average of the performance multipliers earned with respect to each fiscal year in the three-year performance period, will be used to calculate the number of units earned based on each metric.
Performance Goals for 2022
In 2022, the talent and compensation committee established the achievement levels as follows:
2022 PSUs	Organic Revenue Growth (30% Weighting)	Adjusted Operating Income (25% Weighting) (in millions)	Adjusted Earnings Per Share (15% Weighting)	Performance Multiplier
Maximum	11%	$6,151	$6.70	200%
Target	9%	$5,966	$6.48	100%
Threshold	7%	$5,773	$6.25	50%
Performance Goals for 2023
In 2023, the talent and compensation committee established the achievement levels as follows:
2022 PSUs	Organic Revenue Growth (30% Weighting)	Adjusted Operating Income (25% Weighting) (in millions)	Adjusted Earnings Per Share (15% Weighting)	Performance Multiplier
Maximum	11%	$6,700	$7.55	200%
Target	8%	$6,550	$7.35	100%
Threshold	5%	$6,400	$7.15	50%
2023 / 2024 PSUs	Organic Revenue Growth (40% Weighting)	Adjusted Earnings Per Share (20% Weighting)	Performance Multiplier
Maximum	11%	$7.55	200%
Target	8%	$7.35	100%
Threshold	5%	$7.15	50%
Performance Goals for 2024
In 2024, the talent and compensation committee established the achievement levels as follows:
2022 PSUs	Organic Revenue Growth (30% Weighting)	Adjusted Operating Income (25% Weighting) (in millions)	Adjusted Earnings Per Share (15% Weighting)	Performance Multiplier
Maximum	19%	$7,725	$9.00	200%
Target	16%	$7,450	$8.63	100%
Threshold	13%	$7,200	$8.30	50%
2023 / 2024 PSUs	Organic Revenue Growth (40% Weighting)	Adjusted Earnings Per Share (20% Weighting)	Performance Multiplier
Maximum	19%	$9.00	200%
Target	16%	$8.63	100%
Threshold	13%	$8.30	50%
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Our Executive Pay
Compensation Discussion and Analysis
The committee established the threshold, target and maximum achievement levels for each metric for 2024, in the case of the 2022, 2023 and 2024 PSUs; for 2025, in the case of the 2023 and 2024 PSUs; and 2026, in the case of the 2024 PSUs.
2021 Performance Share Units
The performance share units granted in 2021, with a three-year performance period ended on December 31, 2023, vested at 140.3% of the target award level based on organic revenue growth of 190% of target (30% weighting), average adjusted operating income growth of 142% of target (25% weighting), average adjusted earnings per share growth of 163% of target (15% weighting), in each case, over the three-year period ended December 31, 2023, as well as our total shareholder return versus the S&P 500 Index over the three-year period of 77% of target (30% weighting). Upon vesting and subject to required tax withholding, Messrs. Bisignano, Chiarello and Hau received 108,423, 26,996, and 18,155 shares of our common stock, respectively, with delivery made following the certification of these performance goals by the talent and compensation committee on January 29, 2024.
Other Elements of Compensation
Post-Employment Benefits
We provide severance and change of control protections to our named executive officers through a severance policy and agreements which are discussed below under the heading “Agreements with Executive Officers.” Under our severance policy, the cash severance payment upon a termination without cause is equal to 1.5 times base salary plus the target cash incentive award for the year of termination. In addition, all restricted stock units and stock options and the performance share units are subject to double trigger vesting following a change of control.
Perquisites
Under Mr. Bisignano’s employment agreement, he is entitled to reasonable use of our company aircraft for personal travel and company-provided car and driver as well as financial planning assistance. More information regarding perquisites provided to our named executive officers is available in footnote 5 to the Summary Compensation Table below.
Health and Welfare Benefits
We provide subsidized health and welfare benefits to our named executive officers, which include medical, dental, life insurance, disability insurance and paid time off on the same terms generally available to all salaried employees, subject to limitations under applicable law. Our named executive officers, however, were not eligible in 2023 for company matching contributions under our 401(k) savings plan, company contributions to health savings accounts or participation in the employee stock purchase plan. We do not provide a separate pension program or a supplemental executive retirement plan.
Non-Qualified Deferred Compensation Plan
Our named executive officers, along with other highly compensated employees, are eligible to participate in a non-qualified deferred compensation plan pursuant to which they can defer up to 75% of base salary, commissions and/or any cash payment earned pursuant to one of our written incentive plans. Participants must make a deferral election each year and may elect to have distributions begin on a specified date or following cessation of service, upon death or in connection with a change of control. Distributions are generally made in a lump sum or in up to 15 annual installments. Accounts are credited with earnings based on each participant’s selection among investment choices that are similar to those available under our 401(k) savings plan. Investment allocations may be changed at any time by the participant. We do not make any contributions to this plan. None of our continuing named executive officers participated in our non-qualified deferred compensation plan during 2023. Please see the table included in “Compensation Discussion and Analysis – Non-Qualified Deferred Compensation in 2023” for additional information about our non-qualified deferred compensation.
Fiserv, Inc. 2024 Proxy Statement | 41

Our Executive Pay
Compensation Discussion and Analysis
Additional Compensation Policies
Securities Trading Policy; Prohibition on Hedging and Pledging
We prohibit our executive officers from trading in or making gifts of our common stock during certain periods at the end of each quarter until the day after the first full trading day after we disclose our financial and operating results unless such trading occurs under an approved Rule 10b5-1 plan. We may impose additional restricted trading periods at any time if we believe trading by executive officers would not be appropriate because of developments that are, or could be, material. In addition, we require pre-clearance of all stock transactions by designated senior members of management and our board of directors, including the establishment of a Rule 10b5-1 trading plan, and impose a statutory waiting period after entering into a Rule 105b-1 trading plan.
We also prohibit our employees, officers and directors from engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the value of our common stock granted to, or held directly or indirectly by, our employees, officers and directors, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Our employees, officers and directors are also prohibited from engaging in short sales of our stock. Furthermore, directors and executive officers are prohibited from pledging our stock and from entering into transactions in derivative instruments in connection with our stock.
Stock Ownership
We believe that stock ownership by our executive officers is essential for aligning management’s long-term interests with those of our shareholders. To emphasize this principle, we maintain a stock ownership policy that requires our executive officers to own equity having a value of at least the following:
Role	Stock Ownership Requirement
Chief Executive Officer	12x annual base salary
Other Executive Officers	4x annual base salary
We believe that these levels are sufficiently rigorous to demonstrate a commitment to long-term value creation, while satisfying our executive officers’ needs for portfolio diversification. All executive officers are expected to satisfy the stock ownership requirements within five years after they become subject to them with minimum attainment levels beginning at the end of the second year. In assessing our officers’ compliance with stock ownership requirements, we do not count unvested stock options or performance share units. All named executive officers are in compliance with these requirements.
Compensation Recoupment Policy
In 2023, as a result of changes to applicable law and stock exchange listing rules, we adopted a new compensation recoupment policy. Under this policy, in the event of a qualifying accounting restatement of financial results, we must seek recovery of any erroneously awarded incentive-based compensation that was received by a covered officer during the three completed fiscal years immediately preceding the date on which we are required to prepare the accounting restatement. Recovery is mandatory other than where the direct expense of recovery exceeds the amount to be recovered, where recovery is not permitted by certain home country law or where recovery would likely disqualify a tax-qualified plan.
In the discretion of the board of directors, we may also seek to recover:
•
in the case of any restatement of operating or financial results, the excess amount of any incentive awards that are granted, earned, or vested based in whole or in part on the attainment of such results from any current or former employee of the company as well as independent contractors; and

•
in the event of a Department of Justice criminal resolution with us, certain violations of our code of conduct, or the violation of a restrictive covenant, certain compensation paid to culpable individuals.

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Our Executive Pay
Compensation Discussion and Analysis
To the extent recoupment is sought, we may, in our discretion, seek to recover interest on amounts recovered and costs of collection, and we have the right to offset the repayment amount from any compensation owed by us to any the affected individual. The independent members of our board of directors, or a committee thereof comprised solely of independent directors, are responsible for administering the policy. Indemnification of individuals subject to the new policy against the loss of amounts subject to the policy is not permitted under the policy.
Equity Award Grant Practices
The talent and compensation committee approves annual equity awards to the company’s executive officers, including all named executive officers, in the early part of each year. The committee also delegates authority to our chief executive officer and chief financial officer to approve annual equity awards to employees who are not executive officers from an equity award pool approved by the committee for this purpose. In addition, in order to accommodate the need for periodic awards, such as in connection with newly hired employees, promotions or retention awards, the talent and compensation committee delegates authority to our chief executive officer and chief financial officer to enable either of them to grant equity awards within certain parameters; provided that all grants to directors and executive officers are specifically made by the talent and compensation committee. Our equity grant policy prescribes the timing of awards or specific grant dates. Under the Amended and Restated Fiserv, Inc. 2007 Omnibus Incentive Plan (the “Incentive Plan”), the exercise price of all options to purchase shares of our common stock may not be less than the closing price of our common stock on the New York Stock Exchange on the grant date.
Deductibility of Compensation
Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct from our taxable income for federal income tax purposes in any one year with respect to covered employees, which group typically includes our named executive officers. The talent and compensation committee may establish compensation arrangements that otherwise may not be fully tax deductible under applicable tax laws if it believes such compensation arrangements will further the objectives of our executive compensation program.
Agreements with Executive Officers
Executive Severance and Change of Control Policy
The Fiserv, Inc. Executive Severance and Change of Control Policy (the “Policy”) provides for the payment of cash severance and certain other benefits to members of the company’s management committee including our named executive officers. All restricted stock units, stock options and performance share units are subject to double trigger vesting following a change of control. A complete discussion of the terms of the Policy, together with an estimate of the amounts potentially payable under the Policy, appears below under the heading “Executive Compensation –Potential Payments Upon Termination or Change of Control.”
Bisignano Employment Agreement
On December 21, 2022, we entered into an employment agreement with Mr. Bisignano, which provides that Mr. Bisignano will serve as our president and chief executive officer until December 21, 2027, and, subject to election by our shareholders, as a director during the specified period. The agreement will automatically renew for one-year terms unless either party gives the other 90 days prior written notice of his or its desire to terminate the agreement. Under his employment agreement, Mr. Bisignano is entitled to receive: an annual salary of at least $1,400,000 beginning in 2023; an annual cash incentive opportunity with a target payout of at least $2,500,000; annual long-term equity awards as determined by our board or talent and compensation committee; reasonable use of our company aircraft for personal travel, use of a company-provided car and driver and financial planning assistance; and employee, welfare, retirement and other benefits as are generally made available to our executive officers. In the event of a conflict between his employment agreement and the terms of an equity award agreement, the employment agreement will control unless the equity award agreement provides a more favorable benefit. The terms of Mr. Bisignano’s employment agreement resulted from an arm’s-length negotiation, after discussions with our compensation consultant, and, as a result, we believe the terms reflect the market terms for the leader of a company of our size in our industry.
Fiserv, Inc. 2024 Proxy Statement | 43

Our Executive Pay
Compensation Committee Report
Other Agreements
Pursuant to her sign-on agreement, Ms. Kereere was entitled to receive: a base salary of $900,000; a total annual incentive opportunity of $4,100,000; reimbursement of relocation expenses; and income tax equalization assistance and payments in the U.S. and the United Kingdom not covered by her former employer until December 31, 2023, so that she would pay no more income tax than she would have as a U.S. taxpayer and provided she remains employed by us during this period. Ms. Kereere’s sign-on agreement resulted from arm’s-length negotiations, and, as a result, we believe the terms reflected market terms for a leader of a company of our size in our industry. Ms. Kereere’s employment agreement terminated on December 31, 2023, upon her resignation from the company.
Compensation Committee Report
The talent and compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” contained in this proxy statement with management. Based on our review and the discussions with management, the talent and compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2023.
Doyle Simons
Henrique De Castro
Dylan Haggart
Heidi Miller
Kevin Warren
Compensation Committee Interlocks and Insider Participation
During the last fiscal year, there were no talent and compensation committee interlocks between us and other entities involving our executive officers and directors who serve as executive officers or directors of such other entities. During the last completed fiscal year, no member of the talent and compensation committee was a current or former officer or employee.
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OUR EXECUTIVE PAY
Executive Compensation
Executive Compensation
In February 2023, to further align the interests of our executive officers with the interests of our shareholders and to promote long-term value creation for our shareholders, the talent and compensation committee determined that the annual incentive award earned in 2022 should be settled with equity award grants rather than the payment of cash. To enhance the comparability of the compensation shown in the table below, footnote 3 to the Summary Compensation Table reflects how 2022 compensation would be presented if the annual incentive had been paid in cash consistent with the other periods in the table.
Summary Compensation Table
The following table sets forth in summary form the compensation of our chief executive officer, our chief financial officer, and our next three highest paid executive officers (collectively, our “named executive officers”) for the year ended December 31, 2023.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1)(2)(3) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total(3) ($)
Frank J. Bisignano Chairman of the Board, President and Chief Executive Officer	2023	1,400,000	—	23,252,867	—	3,000,000	290,891	27,943,757
	2022	1,320,000	—	16,210,972	—	—(3)	291,588	17,822,560
	2021	1,320,000	—	16,120,519	—	2,683,000	261,689	20,385,208
Guy Chiarello Chief Operating Officer	2023	1,000,000	—	9,782,811	—	1,560,000	—	12,342,811
	2022	1,000,000	—	7,598,851	—	—(3)	—	8,598,851
	2021	1,000,000	—	6,030,290	—	1,725,000	—	8,755,290
Robert W. Hau Chief Financial Officer	2023	718,750	—	5,700,058		900,000	—	7,318,808
	2022	625,000	—	4,052,789	—	—(3)	—	4,677,789
	2021	625,000	—	4,055,539	—	1,000,000	—	5,680,539
Suzan Kereere(6) EVP, Head of Global Business Solutions	2023	900,000	—	5,408,484	—		68,583	6,377,067
	2022	900,000	—	3,140,905	—	—(3)	58,914	4,099,819
	2021	460,227	3,000,000	2,000,081	1,000,006	1,500,000	931,064	8,891,378
Adam L. Rosman Chief Administrative Officer and Chief Legal Officer	2023	600,000	—	3,075,468	—	696,000	—	4,371,468
	2022	600,000	—	2,178,470	—	—(3)	—	2,778,470
	2021	261,364	1,000,000	2,600,023	3,500,008	750,000	—	8,111,395
(1)
Reflects the grant date fair value of the awards granted in the respective years under the Incentive Plan. Information about the assumptions that we used to determine the fair value of equity awards is set forth in our Annual Report on Form 10-K in Note 16 to our Consolidated Financial Statements for the year ended December 31, 2023.

(2)
The amounts shown in this column for 2023 include the grant date fair value of performance share units granted to Messrs. Bisignano ($14,580,811), Chiarello ($5,170,254), Hau ($3,012,463) and Rosman ($1,625,413) and Ms. Kereere ($2,858,418) at the target award level and restricted stock units. With respect to performance share units, the value realized at the end of the three-year performance period will depend on the company’s achievement of relative total shareholder return, organic revenue growth and adjusted earnings per share goals over the three-year period and will range from 0% to 200% of the target award. If the highest level of performance conditions is met, the grant date fair value of these 2023 awards would be as follows: Mr. Bisignano – $29,161,622; Mr. Chiarello – $10,340,508; Mr. Hau – $6,024,926; and Mr. Rosman – $3,250,826. The performance share units granted to Ms. Kereere in 2023 were forfeited following her resignation from the company in accordance with the terms of the award agreement.
Fiserv, Inc. 2024 Proxy Statement | 45

OUR EXECUTIVE PAY
Executive Compensation
(3)
In 2023, the talent and compensation committee approved the following annual cash incentive amounts based on our achievement of adjusted revenue for incentive compensation and adjusted operating income in 2022: Mr. Bisignano – $2,455,000; Mr. Chiarello – $1,596,400; Mr. Hau – $921,000; Ms. Kereere – $1,006,960; Mr. Rosman – $712,240. The committee elected to pay these annual cash incentive awards for 2022 entirely in equity, comprised of 50% performance share units and 50% restricted stock units, except in the case of Mr. Bisignano, who received 60% performance share units and 40% restricted stock units. Because these equity grants were made in 2023, the grant date fair value of these awards is not included in the non-equity incentive plan compensation column for 2022; instead, the grant date fair value of these awards is included in the stock awards column in 2023 in accordance with applicable Securities and Exchange Commission rules. The following table illustrates how the Summary Compensation Table would appear if the annual incentive payment earned in 2022 was paid in cash rather than settled via an equity grant in 2023.
Name	Year	Salary ($)	Bonus	Stock Awards ($)	Option Award	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
F. Bisignano	2023	1,400,000		20,619,954		3,000,000	290,891	25,310,845
	2022	1,320,000		16,210,972		2,455,000	291,588	20,277,560
	2021	1,320,000		16,120,519		2,683,000	261,689	20,385,208
G. Chiarello	2023	1,000,000		8,090,093		1,560,000	—	10,650,093
	2022	1,000,000		7,598,851		1,596,400	—	10,195,251
	2021	1,000,000		6,030,290		1,725,000		8,755,290
R. Hau	2023	718,750		4,723,519		900,000	—	6,342,269
	2022	625,000		4,052,789		921,000	—	5,589,789
	2021	625,000		4,055,539		1,000,000		5,680,539
S. Kereere	2023	900,000		4,340,804		—	68,583	5,309,387
	2022	900,000		3,140,905		1,006,960	58,914	5,106,779
	2021	460,227	3,000,000	2,000,081	1,000,006	1,500,000	931,064	8,891,378
A. Rosman	2023	600,000		2,320,307		696,000	—	3,616,307
	2022	600,000		2,178,470		712,240	—	3,490,710
	2021	261,364	1,000,000	2,600,023	3,500,008	750,000		8,111,395
(4)	These cash incentive payments were earned for the year listed and paid in the following year. Ms. Kereere was not eligible for a cash incentive award for 2023 due to her resignation.
(5)
The amount in this column for Mr. Bisignano for 2023 includes aggregate incremental cost of $130,264 associated with personal use of company aircraft determined by multiplying the total per-hour cost of operating the aircraft for the year by the number of hours attributable to personal use, aggregate incremental cost of $140,627 associated with company-provided transportation and security determined by multiplying the total cost of company-provided vehicles and personnel for the year by the percentage of his personal use, and reimbursement for $20,000 of financial planning services. The amount in this column reflects payments in 2023 for Ms. Kereere related to tax equalization obligations. From time to time, named executive officers may make personal use of company seats for sporting or other events at no incremental cost to the company and, if applicable, food and beverage expenses are valued at cost, and family members of named executive officers may travel on company aircraft at no incremental cost to the company.
(6)	Ms. Kereere served as our Executive Vice President, Head of Global Business Solutions, through December 31, 2023.
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OUR EXECUTIVE PAY
Executive Compensation
Grants of Plan-Based Awards in 2023
Name	Grant Date	Approval Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(4)(5)			All Other Stock Awards: Number of Shares of Stock or Units(2)(5)(6) (#)	Grant Date Fair Value of Stock and Option Awards(6) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
F. Bisignano			1,250,000	2,500,000	5,000,000
	02/22/2023	02/21/2023				56,461	112,921	225,842		14,580,811
	02/22/2023	02/21/2023							76,676	8,672,056
G. Chiarello			650,000	1,300,000	2,600,000
	02/22/2023	02/21/2023				20,021	40,041	80,082		5,170,254
	02/22/2023	02/21/2023							40,783	4,612,557
R. Hau			375,000	750,000	1,500,000
	02/22/2023	02/21/2023				11,665	23,330	46,660		3,012,463
	02/22/2023	02/21/2023							23,763	2,687,595
S. Kereere			410,000	820,000	1,640,000
	02/22/2023	02/21/2023				11,069	22,137	44,274		2,858,418
	02/22/2023	02/21/2023							22,547	2,550,066
A. Rosman			290,000	580,000	1,160,000
	02/22/2023	02/21/2023				6,294	12,588	25,176		1,625,413
	02/22/2023	02/21/2023							12,821	1,450,055
(1)	This column indicates if the date on which our talent and compensation committee approved the award differs from the award grant date.
(2)	All of the awards reported in this table were pursuant to the Incentive Plan.
(3)	These cash incentive payments were earned in the year listed and paid in the following year.
(4)
The performance share units reported above have a three-year performance period. The number of shares issued at vesting will be determined as described above under “Compensation Discussion and Analysis – 2023 Named Executive Officer Compensation – Equity

Incentive Awards – Terms of Performance Share Units,” and will range from 0% to 200% of the target award.
(5)	One third of the restricted stock units reported above vest on each anniversary of the grant date.
(6)
Amounts represent the grant date fair value of the restricted stock unit awards and the grant date fair value of performance share units at the target award level. Information about the assumptions that we used to determine the grant date fair value of the awards is set forth in our Annual Report on Form 10-K in Note 16 to our Consolidated Financial Statements for the year ended December 31, 2023.

Fiserv, Inc. 2024 Proxy Statement | 47

OUR EXECUTIVE PAY
Executive Compensation
Outstanding Equity Awards at December 31, 2023
Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
F. Bisignano(3)					172,969(4)	22,977,202	395,554(5)	52,545,393
	119,727	39,909(6)	112.87	02/26/2030
	126,427	—	41.33	02/24/2026
	447,339	—	52.81	10/15/2025
G. Chiarello(3)					86,412(7)	11,478,970	159,634(5)	21,205,781
	53,449	17,817(6)	112.87	02/26/2030
	61,802	—	41.33	02/24/2026
	159,646	—	52.81	10/15/2025
	47,929	—	46.97	01/14/2025
R. Hau					46,968(8)	6,239,229	89,088(5)	11,834,450
	53,449	17,817(6)	112.87	02/26/2030
	43,968	—	84.73	02/20/2029
	51,340	—	69.90	02/21/2028
	43,012	—	56.91	02/22/2027
S. Kereere					39,873(9)	5,296,729	77,156(5)	10,249,403
	20,703	10,352(10)	108.13	06/28/2031
A. Rosman					28,345(11)	3,765,350	47,982(5)	6,373,929
	70,366	35,183(12)	111.35	07/26/2031
(1)	The amounts in this column were calculated by multiplying the closing market price of our common stock on the last trading day of the calendar year, $132.84, by the number of unvested shares or units.
(2)
The performance share units granted in 2022 have a three-year performance period ending December 31, 2024, and will vest 30% based upon relative total shareholder return, 30% based on organic revenue growth, 25% based on adjusted operating income and 15% based on adjusted earnings per share. The performance share units granted in 2023 have a three-year performance period ending December 31, 2025, and will vest 40% based upon relative total shareholder return, 40% based on organic revenue growth and 20% based on adjusted earnings per share. The value realized by each named executive officer at the end of the three-year performance period will depend on the company’s achievement of these goals.

(3)	This table includes stock options granted by First Data to Messrs. Bisignano and Chiarello, which converted into corresponding equity awards relating to our common stock at the time of the First Data acquisition. These awards were granted under the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates and the First Data Corporation 2015 Omnibus Incentive Plan.
(4)
Includes 26,293 restricted stock units that vested on January 29, 2024; 25,558 restricted stock units that vested on February 22, 2024; 28,798 restricted stock units that vested on February 23, 2024; and 12,404 restricted stock units that vested on February 26, 2024. The remaining restricted stock units will vest as follows: 28,798 on February 23, 2025; 25,559 on February 22, 2025; and 25,559 on February 22, 2026.

(5)
For the performance share units granted in each of 2022 and 2023, performance through December 31, 2023, was approximately at target level and, in accordance with Securities and Exchange Commission rules, such units are included in this table at the maximum level as

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OUR EXECUTIVE PAY
Executive Compensation
follows (2022 units; 2023 units): Bisignano (169,712; 225,842); Chiarello (79,552; 80,082); Hau (42,428; 46,660); Kereere (32,822; 44,274); and Rosman (22,806; 25,176).
(6)	One-quarter of the options vest on each anniversary of the grant date, February 26, 2020.
(7)
Includes 13,093 restricted stock units that vested on January 29, 2024; 13,594 restricted stock units that vested on February 22, 2024; 13,499 restricted stock units that vested on February 23, 2024; and 5,538 restricted stock units that vested on February 26, 2024. The remaining restricted stock units will vest as follows: 13,594 on February 22, 2025, and 13,595 on February 22, 2026; and 13,499 on February 23, 2025.

(8)	Includes 8,805 restricted stock units that vested on January 29, 2024; 7,921 restricted stock units that vested on February 22, 2024; and 7,200 restricted stock units that vested on February 23, 2024. The remaining restricted stock units will vest as follows: 7,921 on each of February 22, 2025 and 2026; and 7,200 on February 23, 2025.
(9)	These restricted stock units were forfeited upon Ms. Kereere’s resignation from the company.
(10)	These options were canceled upon Ms. Kereere’s resignation from the company.
(11)
Includes 4,273 restricted stock units that vested on February 22, 2024; and 3,870 restricted stock units that vested on February 23, 2024.The remaining restricted stock units will vest as follows: 7,784 on July 26, 2024; 4,274 on February 22, 2025; 3,870 on February 23, 2025; and 4,274 on February 22, 2026.

(12)	One-third of the options vest on each anniversary of the grant date, July 26, 2021.
Option Exercises and Stock Vested During 2023
During our fiscal year ended December 31, 2023, the named executive officers exercised options to purchase shares of our common stock or had restricted stock units, restricted stock or performance share units vest as set forth below.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
F. Bisignano	404,840	28,305,568	262,490	32,642,767
G. Chiarello	80,000	6,500,592	59,124	7,187,469
R. Hau	188,088	15,682,777	39,077	4,755,897
S. Kereere	—	—	11,745	1,408,286
A. Rosman	—	—	11,653	1,441,786
(1)
The “Value Realized on Exercise” was calculated in accordance with Securities and Exchange Commission rules by multiplying the gross number of shares underlying the exercised stock options times the difference between the closing price of our common stock on the exercise date and the exercise price of the option and, along with the “Number of Shares Acquired on Exercise,” has not been reduced to account for any shares withheld by the company to satisfy the exercise price or tax liability incident to the exercise of stock options.

(2)
The “Value Realized on Vesting” was calculated in accordance with Securities and Exchange Commission rules by multiplying the gross number of shares underlying the vested restricted stock units, restricted stock or performance share units times the closing price of our common stock on the vesting date in the case of restricted stock units or restricted stock, and the closing price of our common stock on December 31, 2023, the date on which the performance conditions had been satisfied in the case of performance share units. The “Value Realized on Vesting” and “Number of Shares Acquired on Vesting” have not been reduced to account for any shares withheld by the company to satisfy the tax liability incident to the vesting of restricted stock units, restricted stock or performance share units.

Fiserv, Inc. 2024 Proxy Statement | 49

OUR EXECUTIVE PAY
Potential Payments Upon Termination or Change of Control
Non-Qualified Deferred Compensation in 2023
The following table sets forth certain information for each of our named executive officers regarding non-qualified deferred compensation for the year ended December 31, 2023.
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
F. Bisignano	—	—	—	—	—
G. Chiarello	—	—	—	—	—
R. Hau	—	—	—	—	—
S. Kereere	—	—	50,875	—	310,733
A. Rosman	—	—	—	—	—
Please see “Compensation Discussion and Analysis – 2023 Named Executive Officer Compensation – Other Elements of Compensation – Non-Qualified Deferred Compensation Plan” above for additional information about our non-qualified deferred compensation plan.
Potential Payments Upon Termination or Change of Control
The following descriptions of potential payments to our named executive officers upon termination of employment or a change of control are qualified in their entirety by reference to the relevant policy, plan or agreement.
“Cause” under the arrangements generally refers to specified types of serious misconduct that may harm our company. In some cases, executive officers have “good reason” to terminate their employment if we change in a negative manner their working conditions or position within our organization or if we breach the terms of the agreements. “Disability” generally means physical or mental illness that causes the executive officer to become disabled to a degree as to be unable to perform substantially all of their duties for a continuous period of six months. The definitions may vary among different arrangements. The complete definitions of cause, good reason, disability and change of control are set forth in the policy and agreements described herein, all of which we have filed with the Securities and Exchange Commission.
Severance and Change of Control Policy
General
The Fiserv, Inc. Executive Severance and Change of Control Policy (the “Policy”) provides for the payment of cash severance and certain other benefits to members of our management committee including the named executive officers.
We believe the Policy provides for an equitable financial transition for an executive officer when an adverse change in their employment status occurs. It also sets reasonable and appropriate limits on post-termination compensation, including in a change of control scenario, and secures our executives’ continued service to drive long-term shareholder value. In the event of a change of control, we believe the amounts and types of benefits in the Policy will enable us to keep our executive officers’ interests aligned with those of our shareholders by allowing them to concentrate on taking actions that are in the best interests of our shareholders without consideration of whether their actions may ultimately have an effect on the security of their employment. Because the Policy has been adopted for the specific purposes described herein, it does not affect the decisions we make with respect to annual or long-term compensation.
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Potential Payments Upon Termination or Change of Control
Benefits
Severance benefits are payable under the Policy only if the named executive officer is involuntarily terminated without cause or resigns for good reason. Upon a qualifying termination, the Policy provides for:
•	a lump sum cash severance payment equal to 1.5 times the sum of the executive’s base salary and target cash incentive amount for the year of termination;
•	COBRA continuation coverage at our expense for 18 months; and
•
continued vesting of any stock options and restricted stock unit awards outstanding as of the termination date for 12 months, with any unvested options or restricted stock units that will not vest during that period forfeited as of the termination date, and pro rata vesting of any outstanding performance share unit awards after the end of the performance period based on actual performance; provided, however, that:

•
if the executive also meets the definition of “retirement” under the applicable award agreement and the retirement treatment of an award is better under such agreement than under the Policy, then the executive will receive the retirement treatment for such award; or

•
if the qualifying termination occurs within two years following a change of control, then all outstanding stock options and restricted stock units will fully vest upon such termination and performance share unit awards will be treated as required by the terms of the award agreement.

To receive benefits under the Policy, the named executive officer must execute a release in favor of us, which may include restrictive covenants structured to protect us from potential loss of customers or employees and to prohibit the release of confidential company information. If the named executive officer violates any applicable restrictive covenant in the release or in any other agreement with us, we will be entitled to immediately cease payment of any remaining severance benefits under the Policy and, to the extent permitted by law, require the executive to repay any severance benefits already received.
Change of Control Defined
A “change of control” under the Policy generally will occur if: any person becomes the beneficial owner of securities representing 20% or more of our outstanding shares of common stock or combined voting power; specified changes occur to our incumbent board of directors; we complete a merger, consolidation or share exchange with any other corporation, or voting securities are issued in connection with a merger, consolidation or share exchange; or we complete a plan of complete liquidation or dissolution or the sale or disposition of all or substantially all of our assets occurs.
Employment Agreement with Mr. Bisignano
On December 21, 2022, we entered into a new employment agreement with Mr. Bisignano, which superseded his previous employment agreement. The new employment agreement provides that Mr. Bisignano will serve as our president and chief executive officer until December 21, 2027, and, subject to election by our shareholders, as a director during the specified period.
We have the right to terminate Mr. Bisignano’s employment at any time. Under his employment agreement, if we terminate Mr. Bisignano’s employment without cause or fail to renew the term of his employment other than for death, disability or cause, or Mr. Bisignano terminates his employment for good reason, he is entitled to receive: (i) a lump sum cash payment equal to two times the sum of his then current annual base salary and the target annual incentive, (ii) with respect to all equity awards other than performance share units and other long-term awards with performance goals, full vesting of equity awards, as well as the right to exercise stock options for not less than five years following the date of termination of his employment or such lesser term of the options, (iii) with respect to performance share units and other long-term awards with performance goals, receipt of a prorated portion (based on the number of months employed during the performance period) of the shares or cash due under such awards if earned based on the actual level of achievement of the performance goals, as determined at the end of the relevant
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performance period, and (iv) reimbursement for COBRA or other health insurance premiums for up to two years following the date of his termination, or until Mr. Bisignano obtains health care coverage through subsequent employment, whichever is earlier, and (v) if Mr. Bisignano has been employed at least through July 1 of the year of termination, a lump sum cash payment equal to a prorated portion of any annual cash incentive compensation earned for the year of termination based on the level of achievement of the performance goals. If one of the foregoing termination events occurs during the two years following a change of control, then Mr. Bisignano is entitled to receive the same benefits described above except the severance multiple in clause (i) above will be 2.99 and the performance share units and other long-term awards with performance goals for which the applicable performance period has not been completed as of the date of termination will become vested in full as of the date of such termination at the higher of the target level or actual achievement, treating the date of termination as if it were the end of the applicable performance period.
If Mr. Bisignano’s employment is terminated as a result of his death or disability, all equity awards will vest, with the performance goals applicable to any such awards being deemed to have been achieved at the target level for any performance period that has not been completed as of his death; and, if Mr. Bisignano has been employed at least through July 1 of the year of termination, a lump sum payment equal to a prorated portion of any cash incentive compensation that has been allocated or awarded, but not paid, to him for the year of death or disability based on the level of achievement of the performance goals.
If Mr. Bisignano terminates his employment other than for good reason on or following his retirement eligibility date of April 28, 2023, then provided he executes a release of claims, he is entitled to receive: (i) with respect to all equity awards other than performance share units and other long-term awards with performance goals, (a) continued vesting of stock options, as well as the right to exercise stock options for not less than five years following the date of termination of his employment or such lesser term of the options, and (b) full vesting of restricted stock or restricted stock units, provided that Mr. Bisignano must hold, and is not permitted to transfer, the shares issued (net of shares to cover applicable withholding taxes) until the date that such awards would have otherwise vested, (ii) with respect to performance share units and other long-term awards with performance goals for which the performance period has been in effect for at least six months as of the date of termination, receipt of a prorated portion (based on the number of months employed during the performance period) of the shares or cash due under such awards if earned based on the actual level of achievement, as determined at the end of the relevant performance period, of the performance goals, and (iii) if Mr. Bisignano has been employed at least through July 1 of the year of termination, a lump sum cash payment equal to a prorated portion of any annual cash incentive compensation earned for the year of termination based on the level of achievement of the performance goals.
Mr. Bisignano is required to maintain the confidentiality of our confidential information and proprietary data during and following his employment. During his employment and for a period of 24 months thereafter, Mr. Bisignano may not compete with us or solicit our clients or our employees. We are entitled to recover compensation previously paid to Mr. Bisignano if he breaches these obligations. If the benefits to Mr. Bisignano under his employment agreement are inconsistent with the benefits provided under his equity award agreements, his employment agreement provides that he will receive the more favorable benefit between the two.
Other Agreements
Under Ms. Kereere’s sign-on agreement, if we terminated her employment without cause before her sign-on equity awards fully vested, she would have received the cash equivalent, less applicable tax withholding, of the value of any such unvested equity as of her termination date and the unvested equity awards would have immediately forfeited as of the termination date. Any severance benefits to Ms. Kereere would have been governed by the Policy subject to the treatment of any unvested equity awards granted upon commencement of her employment described in the foregoing sentence. Because Ms. Kereere resigned on December 31, 2023, she did not receive a cash payment with respect to any unvested equity or other severance benefits.
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OUR EXECUTIVE PAY
Potential Payments Upon Termination or Change of Control
Equity Award Agreements
Amended and Restated Fiserv, Inc. 2007 Omnibus Incentive Plan (the “Incentive Plan”)
Death or Disability. Upon a recipient’s death or disability, 100% of any unvested stock options will become exercisable by the recipient until the earlier of one year following the triggering event or the stock option expiration date. Unvested restricted stock units granted in 2020 and later will become fully vested and any performance share units granted in 2021 and later will vest after the end of the performance period as if employment had not terminated based on actual performance.
Retirement. Following a qualified retirement and subject to compliance with ongoing retirement, non-competition, confidentiality and other obligations, unvested stock option and restricted stock unit awards held by an executive officer will continue to vest on their original vesting schedule. In addition, vested stock options will remain exercisable until the earlier of five years following retirement or the original expiration date of the stock option. In the case of performance share units granted in 2022 and 2023, if retirement occurs within twelve months prior to the last day of the performance period, performance share units will vest after the end of the performance period as if employment had not terminated based on actual performance. In 2023, the talent and compensation committee approved amendments to the performance share unit award agreements with our executive officers to provide that, if the performance period has been in effect for at least six months as of the date of retirement, the executive officer will receive a prorated portion of the shares based on actual performance, as determined at the end of the performance period.
Change of Control. Upon a change of control, the Incentive Plan provides that the successor or purchaser may assume the stock option and restricted stock unit awards or provide substitute awards with similar terms and conditions; provided, that, if within two years following the change of control the named executive officer is terminated without cause or terminates his employment for good reason, the awards will be treated in accordance with the Policy as described above. If the successor or purchaser does not assume the stock option and restricted stock unit awards or issue replacement awards, then immediately prior to the change of control, each stock option and restricted stock unit award subject to the agreements will become fully vested and exercisable and/or all restrictions on the award will lapse.
All performance share units are subject to a qualifying termination following a change of control, or a double trigger, before any performance share units will vest. In addition, as described above, all stock options and restricted stock units are subject to the Policy which also requires a double trigger before any such awards will vest on an accelerated basis after a change of control.
The award agreements for performance share units and later provide that, upon a change of control prior to the end of the three-year performance period, the number of units that may be earned will be fixed as of the date of a change of control based on (a) actual performance for any completed fiscal years within the three-year performance period and (b) achievement of 150% of target, or where there is no target, assuming the performance goal had been met, for any other fiscal years that have not been completed as of the date of the change of control. The applicable number of performance share units will vest as of the last day of the three-year performance period subject to continued employment on such date; however, if the named executive officer’s employment terminates before the end of the three-year performance period due to retirement, death, disability, termination by the company without cause or termination by the executive with good reason, the applicable number of performance share units will vest upon such termination of employment.
Covenants. The equity award agreements require our named executive officers to maintain the confidentiality of our confidential information and not to compete with us or solicit our employees or clients while employed by us or during the 12 months following the termination of their employment. In the event the named executive officer breaches these obligations, we are entitled to recover the value of any amounts previously paid or payable or any shares or the value of any shares delivered pursuant to any of our programs, plans or arrangements.
Cash Incentive Awards
Our Incentive Plan provides that, upon a change of control, the successor or purchaser may assume the cash incentive awards to our named executive officers or provide substitute awards with similar terms and conditions. If the successor or purchaser in the change of control does not assume the cash incentive award or issue a replacement
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OUR EXECUTIVE PAY
Potential Payments Upon Termination or Change of Control
award, then any award earned but not yet paid will be paid to the named executive officer. If the cash incentive award is not yet earned, then the award will be canceled in exchange for a cash payment equal to the product of the amount that would have been due under the canceled award as if the performance goals measured at the time of the change of control were achieved at the same rate through the end of the performance period and a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to the date of the change of control and the denominator of which is the number of whole months in the performance period.
Estimated Potential Payments Upon Termination or Change of Control
In the tables below, we estimate the maximum amount of compensation payable to our named executive officers based on their agreements in effect at, and assuming that the triggering event or events indicated occurred on, December 31, 2023. The amounts shown in the tables below rely on the following assumptions:
•
The amount shown in the table with respect to stock options is equal to the difference between the exercise price of the unvested options which would experience accelerated vesting and $132.84, the closing price of our common stock on the last trading day of the calendar year.

•
The amount shown in the table with respect to restricted stock units is equal to the closing price of our common stock on the last trading day of the calendar year times the number of unvested restricted stock units which would experience accelerated vesting.

•
The amount shown in the table with respect to performance share units, absent a change of control, is equal to the closing price of our common stock on the last trading day of the calendar year times a number of performance share units based on performance through December 31, 2023. We assume that performance goals will be achieved at a level above target for the 2022 and 2023 awards.

•
Upon a qualifying termination following a change of control, the performance share units granted in 2022 and 2023 will vest after the end of the three-year performance period based on actual performance for fiscal years in the performance period that have been completed as of December 31, 2023, and at 150% of target, or as if the performance goal had been met where there is no target, for fiscal years in the performance period that have not been completed as of December 31, 2023.

•
Except in the case of Mr. Bisignano, upon death or disability, performance share units granted in 2022 and 2023 will vest after the end of the performance period as if employment had not terminated based on actual performance.

•
In the case of Mr. Bisignano, we assume that, upon death or disability, his performance share units will fully vest, with the performance goals applicable to any such awards being deemed to have been achieved at target for any performance period that has not been completed in accordance with his employment agreement.

•
In the case of Mr. Bisignano, we assume that, in the event of a termination without cause or resignation for good reason, a prorated portion of his performance share units will vest based on the number of months employed during the performance period, with the number of shares earned based on the actual level of achievement of the performance goals.

•
As to each type of severance benefit provided by the Policy, if the named executive officer is eligible for the same type of severance benefit under an employment or other agreement with us, then the executive will receive the benefits required by the agreement and will not receive those benefits under the Policy.

•
The cash payments under the “Termination Without Cause or Resignation for Good Reason” and “Termination Without Cause or Resignation for Good Reason Following Change of Control” columns for Mr. Bisignano were calculated in accordance with his employment agreement rather than the Policy because his employment agreement provides for more favorable cash payments upon a termination without cause or resignation for good reason.

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OUR EXECUTIVE PAY
Potential Payments Upon Termination or Change of Control
•
The amount shown in the “Retirement” column assumes that the named executive officer who was retirement-eligible at December 31, 2023, fulfills all retirement qualifications and complies with all ongoing obligations so that the applicable unvested stock option and restricted stock unit awards held by him as of December 31, 2023, continue to vest on their original vesting schedule.

•	We have assumed that, in connection with a change of control, the acquiror assumes any outstanding, unvested stock options and restricted stock units and cash incentive award opportunities.
•
In certain circumstances under the Policy, the payments to our named executive officers could be reduced to eliminate potential excise taxes; however, for purposes of the tables below, we have assumed that no such reduction has occurred.

•
The amount shown for “COBRA Continuation Coverage” on a termination without cause or resignation for good reason, whether or not following a change of control, for the named executive officers other than Mr. Bisignano is the value of eighteen months of continued coverage for the executive officer and, if applicable, their immediate family under COBRA. The amount shown for “COBRA Continuation Coverage” with respect to Mr. Bisignano is the value of two years of continued coverage for him and, if applicable, his immediate family. The value of the benefits is based on a number of assumptions, including the continued availability of these types of coverage at expected rates. Accordingly, the amount shown is only an estimate, and the actual amount payable by us may be greater or less than the amount shown.

•	In accordance with the Policy, the amount shown for outplacement services is 10% of the executive officers’ respective annualized base salaries as of December 31, 2023.
•
The Policy provides that the named executive officers are entitled to receive reimbursement for certain fees and expenses, up to $25,000, paid to consultants and legal or accounting advisors in connection with the computation of benefits under the Policy.

•	Ms. Kereere did not receive any enhanced payments or other benefits in connection with her resignation on December 31, 2023.
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OUR EXECUTIVE PAY
Potential Payments Upon Termination or Change of Control
Potential Payment on a Termination of Employment
Mr. Bisignano
Benefits and Payments	Death or Disability Prior to Change of Control ($)	Retirement ($)	Termination Without Cause or Resignation for Good Reason ($)	Death or Disability Following Change of Control ($)	Termination Without Cause or Resignation for Good Reason Following Change of Control ($)
Compensation:
Cash Severance		—	7,800,000	—	11,661,000
Cash Incentive Payment	4,402,500	4,402,500	4,402,500	4,402,500	4,402,500
Stock Options:
Unvested	796,983	796,983	796,983	796,983	796,983
Restricted Stock Units:
Unvested	22,977,202	22,977,202	22,977,202	22,977,202	22,977,202
Performance Share Units:
Unvested	35,954,607	28,592,216	22,193,446	42,820,974	47,382,567
Benefits:
COBRA Continuation Coverage	—	—	54,279	—	54,279
Outplacement Services	—	—	140,000	—	140,000
Advisor Fees	—	—	25,000	—	25,000
Total	64,131,292	56,768,901	58,389,410	70,997,659	87,439,531
Potential Payment on a Termination of Employment
Mr. Chiarello
Benefits and Payments	Death or Disability Prior to Change of Control ($)	Retirement ($)	Termination Without Cause or Resignation for Good Reason ($)	Death or Disability Following Change of Control ($)	Termination Without Cause or Resignation for Good Reason Following Change of Control ($)
Compensation:
Cash Severance	—	—	3,450,000	—	3,450,000
Stock Options:
Unvested	355,805	355,805	355,805	355,805	355,805
Restricted Stock Units:
Unvested	11,478,970	11,478,970	11,478,970	11,478,970	11,478,970
Performance Share Units:
Unvested	18,993,065	12,330,076	12,330,076	17,287,930	17,287,930
Benefits:
COBRA Continuation Coverage	—	—	27,383	—	27,383
Outplacement Services	—	—	100,000	—	100,000
Advisor Fees	—	—	25,000	—	25,000
Total	30,827,840	24,164,851	27,767,234	29,122,705	32,725,088
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OUR EXECUTIVE PAY
Potential Payments Upon Termination or Change of Control
Potential Payment on a Termination of Employment
Mr. Hau
Benefits and Payments	Death or Disability Prior to Change of Control ($)	Termination Without Cause or Resignation for Good Reason ($)	Death or Disability Following Change of Control ($)	Termination Without Cause or Resignation for Good Reason Following Change of Control ($)
Compensation:
Cash Severance	—	2,250,000	—	2,250,000
Stock Options:
Unvested	355,805	355,805	355,805	355,805
Restricted Stock Units:
Unvested	6,239,229	3,178,330	6,239,229	6,239,229
Performance Share Units:
Unvested	10,622,683	5,140,755	9,646,841	9,646,841
Benefits:
COBRA Continuation Coverage	—	40,709	—	40,709
Outplacement Services	—	75,000	—	75,000
Advisor Fees	—	25,000	—	25,000
Total	17,217,717	11,065,619	16,241,875	18,632,584
Potential Payment on a Termination of Employment
Mr. Rosman
Benefits and Payments	Death or Disability Prior to Change of Control ($)	Termination Without Cause or Resignation for Good Reason ($)	Death or Disability Following Change of Control ($)	Termination Without Cause or Resignation for Good Reason Following Change of Control ($)
Compensation:
Cash Severance	—	1,770,000	—	1,770,000
Stock Options:
Unvested	756,083	756,083	756,083	756,083
Restricted Stock Units:
Unvested	3,765,350	2,115,743	3,765,350	3,765,350
Performance Share Units:
Unvested	5,721,817	2,767,323	5,195,771	5,195,771
Benefits:
COBRA Continuation Coverage	—	—	—	—
Outplacement Services	—	60,000	—	60,000
Advisor Fees	—	25,000	—	25,000
Total	10,243,250	7,949,149	9,717,204	11,572,204
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OUR EXECUTIVE PAY
Pay Versus Performance
Pay Versus Performance
Pay Versus Performance Table
The table below presents named executive officer compensation and company performance information as required by applicable Securities and Exchange Commission rules.
Year	Summary Compensation Table Total for PEO(1) (Bisignano)	Compensation Actually Paid to PEO(1)(2)(3) (Bisignano)	Summary Compensation Table Total for PEO(1) (Yabuki)	Compensation Actually Paid to PEO(1)(2) (Yabuki)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)	Value of Initial Fixed $100 Investment Based on(4)		Net Income Attributable to Fiserv ($MM)	Adjusted Revenue for Incentive Compensation (MM)(5)
							Total Shareholder Return (“TSR”)	Peer Group TSR
2023	$ 27,943,757	$ 59,853,233			$ 7,602,539	$ 11,007,287	$ 115	$ 133	$ 3,068	$ 18,039
2022	17,822,560	21,329,135	—	—	5,038,732	5,802,524	87	119	2,530	16,732
2021	20,385,208	10,747,601	—	—	7,859,651	6,677,144	90	133	1,334	15,354
2020	12,193,925	2,858,361	$ 28,846,153	$ 19,687,211	4,191,368	1,232,786	98	98	958	13,902
(1)	Mr. Yabuki served as PEO for the first half of 2020 and Mr. Bisignano served as PEO for the second half of 2020 and for all of 2021, 2022 and 2023.
(2)
Amounts shown for compensation actually paid are computed in accordance with Item 402(v) of Regulation S-K and do not reflect the actual amount of compensation realized by the NEOs during the applicable year. Compensation actually paid reflects exclusions and inclusions from the summary compensation table (“SCT”) total as set forth in the tables below.

(3)
The non-PEO NEOs reflected in these columns represent the following individuals for each of the years shown. In 2020, these individuals were Messrs. Chiarello, Hau, McGranahan, and Vielehr. In 2021, 2022 and 2023, these individuals were Messrs. Chiarello, Hau and Rosman, and Ms. Kereere.

(4)
Assumes $100 invested in our common shares on December 31, 2019.The peer group used by the company is the S&P 500 Financials Index (the “Peer Index”), which is the same index used in the company’s performance graph reported in Part II, Item 5 of its annual report on Form 10-K for the fiscal year ended December 31, 2023. In connection with the transfer of the listing of our common stock to the New York Stock Exchange from the NASDAQ Global Select Market in 2023, we believe the S&P 500 Financials Index is a more appropriate published industry index for comparison purposes going forward as it contains a number of our peers. The table below compares the cumulative TSR of both groups for 2020 through 2023.

Value of Initial Fixed $100 Investment Based on:
Year	NASDAQ US Benchmark Transaction Processing Services Index	S&P 500 Financials Index
2023	$ 122	$ 133
2022	100	119
2021	128	133
2020	134	98
(5)
We determined adjusted revenue for incentive compensation to be the most important financial measure used to link company performance to compensation actually paid for 2023. We selected adjusted revenue for incentive compensation because we believe that the long-term value of our enterprise depends on our ability to generate revenue excluding the impact of our Output Solutions postage reimbursements, deferred revenue purchase accounting adjustments and acquired revenue. A discussion of how adjusted revenue for incentive compensation is calculated from GAAP revenue is provided in Appendix A to this proxy statement.

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OUR EXECUTIVE PAY
Pay Versus Performance
Calculation of Principal Executive Officer Compensation Actually Paid
	Mr. Bisignano
	2023	2022	2021	2020
Summary Compensation Table Total(1)	$ 27,943,757	$ 17,822,560	$20,385,208	$ 12,193,925
Deduct amount reported for stock and option awards in the SCT(2)	(23,252,867)	(16,210,972)	(16,120,519)	(11,200,076)
Add year-end fair value of awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year(3)	36,387,241	20,127,968	18,853,852	11,466,300
Change in fair value as of the vesting date (from the prior year end) for vested awards granted in any prior year(3)	2,997,666	1,203,552	(1,182,658)	(5,063,077)
Change in fair value as of fiscal year end (from the prior year end) for unvested and outstanding awards granted in any prior year(3)	15,777,434	(1,613,973)	(11,188,283)	(4,538,711)
Compensation Actually Paid	$59,853,233	$21,329,135	$10,747,601	$2,858,361
(1)	Reflects the total compensation reported in the SCT for each year shown.
(2)
Reflects the grant date fair value of the awards granted in the respective years under the Incentive Plan. Information about the assumptions that we used to determine the fair value of equity awards is set forth in our Annual Report on Form 10-K in Note 16 to our Consolidated Financial Statements for the year ended December 31, 2023.
(3)	The valuation assumptions used to calculate the fair values did not differ materially from those disclosed at the time of grant.
Calculation of Average Non-Principal Executive Officer Compensation Actually Paid
	2023	2022	2021	2020
Average Summary Compensation Table Total(1)	$7,602,539	$5,038,732	$7,859,651	$4,191,368
Deduct average amount reported for stock and option awards in the SCT(2)	(5,991,705)	(4,242,754)	(4,796,487)	(3,575,048)
Add year-end average fair value of awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year(3)	6,975,641	5,267,468	5,040,055	3,691,336
Average change in fair value as of the vesting date (from the prior year end) for vested awards granted in any prior year(3)	496,504	(120,416)	(85,895)	(1,684,428)
Average change in fair value as of fiscal year end (from the prior year end) for unvested and outstanding awards granted in any prior year(3)	3,005,043	(140,508)	(1,340,180)	(1,390,441)
Fair value as of prior year end of stock and option awards (from the prior year end) that failed to meet applicable vesting conditions during the fiscal year(3)	(1,080,735)
Average Compensation Actually Paid	$ 11,007,287	$ 5,802,524	$ 6,677,144	$ 1,232,786
(1)	Reflects the average of the total compensation reported in the SCT for the non-PEO NEOs in each year shown.
(2)
Reflects the grant date fair value of awards granted in the respective years under the Incentive Plan. All equity amounts in the table are the average of the non-PEO NEO totals. Information about the assumptions that we used to determine the fair value of equity awards is set forth in our Annual Report on Form 10-K in Note 16 to our Consolidated Financial Statements for the year ended December 31, 2023.
(3)	The valuation assumptions used to calculate the fair values of awards did not differ materially from those disclosed at the time of grant.
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OUR EXECUTIVE PAY
Pay Versus Performance
Compensation and Performance
During the four years presented:
•
Net income attributable to the Company increased an average of 50% each year, growing from $958 million in 2020 to over $3.0 billion in 2023, while PEO and other NEO compensation actually paid varied due primarily to executive officer succession, increased use of equity as a component of total compensation and changes in the value of our stock.

•
Adjusted revenue for incentive compensation grew 30% over the four-year period and more than 7% each year, while PEO and other NEO compensation actually paid varied due primarily to executive officer succession, increased use of equity as a component of total compensation and changes in the value of our stock.

•
Cumulative total shareholder return for the company increased 18% compared to cumulative total shareholder return for the Peer Index, which was flat, while PEO and other NEO compensation actually paid varied due primarily to executive officer succession, increased use of equity as a component of total compensation and changes in the value of our stock.

Determining Compensation Actually Paid; Most Important Performance Measures
The most important metrics that we used to determine compensation actually paid for 2023 were:
•	Adjusted Revenue for Incentive Compensation
•	Organic Revenue Growth
•	Adjusted Operating Income
•	Adjusted Earnings Per Share
•	Relative Total Shareholder Return
60 | Fiserv, Inc. 2024 Proxy Statement

OUR EXECUTIVE PAY
Pay Ratio
Pay Ratio
For the year ended December 31, 2023:
•	The median annual total compensation of all our employees, other than the chief executive officer, was $73,645
•	The annual total compensation of our chief executive officer for purposes of the pay ratio calculation was $27,960,077
•
Based on this information, the ratio of the annual total compensation of our chief executive officer to the median of the annual total compensation of all employees is reasonably estimated to be 379.66 to 1 under Item 402(u) of Regulation S-K.

We identified the median employee for 2023 by examining base cash compensation and target cash and equity incentive compensation plus commissions, overtime and shift differential for all individuals who were employed by us on November 30, 2023, including individuals who became our employees as a result of acquisitions completed during 2023, but excluding our chief executive officer and employees in certain countries as described further below. We believe base cash compensation and target cash and equity incentive compensation, plus commissions, overtime and shift differential, is a reasonable basis on which to identify the median employee because those are the most significant elements of compensation for our employee population.
We began our analysis by including all worldwide employees, whether employed on a full-time, part-time or seasonal basis. As of November 30, 2023, we had approximately 42,355 employees. We excluded the following countries and approximate number of employees in each country from the median employee determination pursuant to the de minimis exclusion permitted by Securities and Exchange Commission disclosure rules: Germany (786 employees), Austria (25 employees) and Netherlands (136 employees). As a result, we included approximately 41,408 employees in the median employee determination for 2023.
Our methodology to identify the median of the annual total compensation of all employees included the following material assumptions, adjustments and estimates:
•	All base cash compensation for employees outside the U.S. was converted to U.S. dollars based on a conversion rate published in our internal human resources system that is updated quarterly.
•
While we measured compensation for 2023 through November 30, 2023, we multiplied certain components of that compensation by 12/11th, which we refer to as the “full year factor,” to approximate 12 months of compensation and facilitate the identification of the median employee as indicated further below.

•
We multiplied 2023 base cash compensation rates for any permanent employees, whether full- or part-time, who were employed by us from January 1, 2023, to November 30, 2023, by the full year factor. We also annualized 2023 actual base cash compensation paid to any permanent employees, whether full- or part-time, who were hired after January 1, 2023. We used actual base cash compensation paid through November 30, 2023, for all temporary or seasonal employees.

•
For permanent employees, we assumed that any pay increases took place on April 1, 2023, since this is the standard timing for our pay increases. Any pay increases taking place at other times during the year are immaterial to the overall result.

•	For hourly employees, we calculated base cash compensation as the hourly rate for an individual times the regularly scheduled number of hours to be worked by that individual during the year.
•
Commission pay for eligible employees in the U.S. was included in the median employee determination. We multiplied the actual amount of commissions paid during the first 11 months of 2023 by the full year factor.

Fiserv, Inc. 2024 Proxy Statement | 61

OUR EXECUTIVE PAY
Pay Ratio
•
Overtime and shift differential pay was included only for our hourly employees in the U.S., United Kingdom, India and Latin America. We multiplied the actual amount of overtime and shift differential paid to employees during the first 11 months of 2023 by the full year factor.

•
We reasonably estimate that approximately 1.34% of all commissions on an annualized basis were earned by employees located outside the U.S. during 2023, and that approximately 2.82% of all overtime and shift differential hours on an annualized basis were worked by employees located outside the U.S., United Kingdom, India and Latin America during 2023. We believe any impact from those commissions or hours to be immaterial to the identification of the median employee.

•	We did not make any cost-of-living adjustments in identifying the median employee.
With respect to our median employee, we identified and calculated the elements of such employee’s annual total compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K and included the estimated value of such employee’s 2023 employer-paid life insurance, health care insurance and short-term and long-term disability insurance premiums as well as health savings account employer contribution. With respect to the annual total compensation of our chief executive officer, we used the amount reported in the “Total” column of our 2023 Summary Compensation Table included in this proxy statement plus the estimated value of our chief executive officer’s 2023 employer-paid life insurance, health care insurance and short-term and long-term disability insurance premiums.
The pay ratio described above may not be comparable to the pay ratio of other companies because our employee population, compensation structure, and the assumptions we made and the methodology we used in arriving at the pay ratio, may differ from those at other companies.
62 | Fiserv, Inc. 2024 Proxy Statement

Audit and Related Matters
Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm
Background
The audit committee of the board of directors is directly and solely responsible for the appointment, compensation, retention, termination and oversight of our independent registered public accounting firm. The audit committee has appointed Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Deloitte has served as our independent registered public accounting firm since 1985.
At least annually, the audit committee assesses the performance and independence of Deloitte to determine whether we should continue to retain the firm. To this end, at least annually, Deloitte makes a presentation to the audit committee regarding the services it provides, and our chief financial officer provides the committee with his assessment of the firm’s performance. In addition, when evaluating whether to continue to retain Deloitte, the audit committee assesses the factors described in “Audit Committee Report” below, including the impact on our company of changing the independent registered public accounting firm. In conjunction with the mandated rotation of Deloitte’s lead engagement partner, the audit committee and its chair actively participate in the selection of a successor lead engagement partner. The members of the audit committee and the board believe that the continued retention of Deloitte to serve as our independent registered public accounting firm is in the best interests of the company and its shareholders.
A representative of Deloitte is expected to attend the annual meeting, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.
Reason for the Proposal
Appointment of our independent registered public accounting firm is not required to be submitted for shareholder approval, but the audit committee of our board of directors is seeking ratification of its appointment of Deloitte as a matter of good corporate practice. If our shareholders do not ratify this appointment, the audit committee of the board of directors will consider it a direction to seek to retain another independent registered public accounting firm. Even if the appointment is ratified, the audit committee may, in its discretion, appoint a different independent registered public accounting firm at any time if it determines that such a change would be in our shareholders’ best interests.
Vote Required and Recommendation of the Board of Directors
To ratify the appointment of Deloitte as our independent registered public accounting firm, the number of votes cast “for” the proposal must exceed the number of votes cast “against” the proposal. Unless otherwise specified, the proxies solicited hereby will be voted to ratify the appointment of Deloitte as our independent registered public accounting firm for 2024.
For	The board of directors recommends that you vote “For” Proposal 3.
Fiserv, Inc. 2024 Proxy Statement | 63

Audit and Related Matters
Audit Committee Report
Independent Registered Public Accounting Firm and Fees
The following table presents the aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates (the “Deloitte Entities”) for services provided during 2023 and 2022.
	2023	2022
Audit Fees	$ 11,181,000	$ 10,339,000
Audit-Related Fees	11,023,000	10,887,000
Tax Fees	1,582,000	754,000
All Other Fees	35,000	114,000
Total	$23,821,000	$22,094,000
Audit Fees. Audit fees are for professional services rendered by the Deloitte Entities in connection with the integrated audit of our annual consolidated financial statements, the review of financial statements included in our quarterly reports on Form 10-Q, stand-alone audits, statutory audits, benefit plan audits and other regulatory filings.
Audit-Related Fees. Audit-related fees are for professional services rendered by the Deloitte Entities for service auditor reports, services rendered in connection with the filing of registration statements and financial due diligence advisory services.
Tax Fees. Tax fees are for tax consultations and tax return preparation and compliance.
All Other Fees. All other fees are for benchmarking and advisory services.
Audit Committee Pre-Approval Policy
The audit committee has established pre-approval policies and procedures that require audit committee approval of all audit and permitted non-audit services to be provided by its independent registered public accounting firm. For certain types of services, the audit committee pre-approves the particular services, subject to certain monetary limits, after the audit committee is presented with a schedule describing the services to be approved. The audit committee’s pre-approval policies do not permit the delegation of the audit committee’s responsibilities to management. In 2023, the audit committee pre-approved all services provided by our independent registered public accounting firm.
Audit Committee Report
The audit committee consists of five members: Kevin M. Warren, who serves as Chair of the committee, Henrique de Castro, Harry F. DiSimone, Lance M. Fritz and Charlotte B. Yarkoni. Each member is an independent director under Section 303A.02 of the New York Stock Exchange Listed Company Manual and Securities and Exchange Commission rules and satisfies the additional independence criteria applicable to audit committees under New York Stock Exchange and Securities and Exchange Commission. The audit committee has the duties and powers described in its written charter adopted by the board of directors, a copy of which is available on the company’s website.
The audit committee provides independent review and oversight of the accounting and financial reporting processes and consolidated financial statements of Fiserv, Inc., the system of internal controls that management and the board of directors have established, the audit process and the results of operations of Fiserv, Inc. and its financial condition. Management has the responsibility for preparing the company’s consolidated financial statements and Deloitte & Touche LLP (“Deloitte”), the company’s independent registered public accounting firm, has the responsibility for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and as to the effectiveness of our internal control over financial reporting.
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Audit and Related Matters
Audit Committee Report
Deloitte has been the company’s independent registered public accounting firm since 1985. As part of its annual auditor engagement process, the audit committee considered:
•
The performance of Deloitte. In this regard, at least annually, Deloitte makes a presentation to the audit committee regarding the services it provides, and our chief financial officer provides the committee with his assessment of the firm’s performance;

•	The independence of Deloitte, including employing its independent judgment, objectivity and professional skepticism;
•	The quality and candor of Deloitte’s communications with the audit committee and management;
•	External data relating to Deloitte’s audit quality and performance, including recent Public Company Accounting Oversight Board reports on Deloitte;
•
The impact of engagement partner rotation. Deloitte rotates its lead audit engagement partner every five years, and the audit committee interviews proposed candidates and with input from management selects the lead audit engagement partner;

•	The impact of changing the independent registered public accounting firm; and
•	Operational efficiencies resulting from having an independent registered public accounting firm with a meaningful history with the company.
Ultimately, the members of the audit committee and the board believe that the continued retention of Deloitte to serve as our independent registered public accounting firm is in the best interests of the company and its shareholders. The audit committee has reviewed and discussed with management and Deloitte the audited consolidated financial statements of Fiserv, Inc. for the fiscal year ended December 31, 2023. The audit committee has also discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The audit committee has received the written disclosures and letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the audit committee concerning independence and has discussed with Deloitte its independence. The audit committee has pre-approved all services provided by the independent registered public accounting firm to Fiserv, Inc. and has concluded that such services are compatible with Deloitte’s independence.
The audit committee also discussed with management, the internal auditors and Deloitte the quality and adequacy of the internal controls of Fiserv, Inc. and the organization, responsibilities, budget and staffing of the internal audit function of Fiserv, Inc. The audit committee reviewed with both Deloitte and the internal auditors their respective audit plans, audit scope and identification of audit risks. Based on the above-mentioned reviews and discussions, the audit committee recommended to the board of directors that the audited consolidated financial statements of Fiserv, Inc. be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the Securities and Exchange Commission.
Kevin M. Warren, Chair
Henrique de Castro
Harry F. DiSimone
Lance M. Fritz
Charlotte B. Yarkoni
Fiserv, Inc. 2024 Proxy Statement | 65

Our Shareholders
Common Stock Ownership
The following table sets forth information with respect to the beneficial ownership of our common stock as of March 1, 2024, by: each current director and director nominee; each executive officer appearing in the Summary Compensation Table; all directors and executive officers as a group; and any person known by us to beneficially own more than 5% of the outstanding shares of our common stock based on our review of the reports regarding ownership filed with the Securities and Exchange Commission in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) unless otherwise noted.
Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percent of Class(3)
The Vanguard Group, Inc.(4) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	50,085,002	8.5%
T. Rowe Price Associates, Inc.(5) 100 East Pratt Street Baltimore, Maryland 21202	44,303,524	7.5%
BlackRock, Inc.(6) 50 Hudson Yards New York, New York 10001	39,890,598	6.8%
Dodge & Cox(7) 555 California Street, 40th Floor San Francisco, California 94104	34,866,570	5.9%
Frank J. Bisignano(8)	3,260,608	*
Guy Chiarello(9)	475,076	*
Robert W. Hau	319,421	*
Suzan Kereere	7,919	*
Adam L. Rosman	88,272	*
Henrique de Castro	17,004	*
Harry F. DiSimone(10)	10,488	*
Lance M. Fritz	390	*
Ajei S. Gopal	272	*
Dylan G. Haggart	2,708	*
Wafaa Mamilli	3,854	*
Heidi G. Miller	64,031	*
Doyle R. Simons	171,190	*
Kevin M. Warren	5,032	*
Charlotte B. Yarkoni	0	*
All current directors and executive officers as a group (15 people)	4,426,265
* Less than 1%.

(1)	Unless otherwise indicated, the address for each beneficial owner is care of Fiserv, Inc., 600 N. Vel R. Phillips Avenue, Milwaukee, WI, 53203.
(2)	All information with respect to beneficial ownership is based upon filings made by the respective beneficial owners with the Securities and Exchange Commission
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Our Shareholders
Common Stock Ownership
or information provided to us by such beneficial owners. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws.

Includes stock options, which, as of March 1, 2024, were exercisable currently or within 60 days: Mr. Bisignano - 159,636; Mr. Chiarello –340,643; Mr. Hau – 209,586; Mr. Rosman – 70,366; Mr. Simons – 23,156; and all directors and executive officers as a group – 803,387.

Includes shares deferred under vested restricted stock units that, based on deferral elections and the terms of the non-employee director deferred compensation plan, may be distributed within 60 days: Mr. de Castro – 1,955; Mr. DiSimone – 1,601; Ms. Miller – 5,864; Mr. Simons – 45,270; Mr. Warren – 4,866; and all directors as a group – 59,556.

Also includes shares eligible for issuance in connection with the deferral of cash compensation that, based on deferral elections and the terms of the non-employee director deferred compensation plan, may be distributed within 60 days: Mr. de Castro – 1,252; Mr. DiSimone – 1,241; Ms. Miller – 4,035; Mr. Simons – 43,300; and all directors as a group – 49,828.

(3)
On March 1, 2024, there were 590,912,315 shares of common stock outstanding. Percentages are calculated pursuant to Rule 13d-3(d) under the Exchange Act. Shares not outstanding that are subject to options exercisable by the holder thereof within 60 days, shares due upon vesting of restricted stock units within 60 days, and shares deferred pursuant to vested restricted stock units and shares eligible for issuance pursuant to the non-employee director deferred compensation plan that may be distributed within 60 days, are deemed outstanding for the purposes of calculating the number and percentage owned by such shareholder but not deemed outstanding for the purpose of calculating the percentage of any other person.

(4)
Based on a Schedule 13G filed by The Vanguard Group, Inc. (“Vanguard Group”) on February 13, 2024, with the Securities and Exchange Commission, which indicates that the Vanguard Group exercises shared voting power over 779,969 of the securities, sole dispositive power over 47,517,556 of the securities and shared dispositive power over 2,567,446 of the securities.

(5)	Based on a Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”) on February 14, 2024, with the Securities and Exchange Commission, which indicates that these securities are owned by various individual and institutional investors for which Price Associates serves as investment adviser and with the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these securities. According to the Schedule 13G, Price Associates exercises sole voting power over 24,280,909 of the securities and sole dispositive power over 44,300,903 of the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities.
(6)
Based on a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on January 26, 2024, with the Securities and Exchange Commission, which indicates that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these securities. According to the Schedule 13G, BlackRock exercises sole voting power over 35,609,321 of the securities and sole dispositive power over 39,890,598 of the securities.

(7)
Based on a Schedule 13G filed by Dodge & Cox on February 13, 2024, with the Securities and Exchange Commission, which indicates that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these securities. According to the Schedule 13G, Dodge & Cox exercises sole voting power over 32,930,620 of the securities and sole dispositive power over 34,866,570 of the securities.

(8)
Includes 17,173 shares of our common stock held by the Frank J. Bisignano 2022 Grantor Retained Annuity Trust, over which Mr. Bisignano has voting and investment power, 14,235 shares of our common stock held by Mr. Bisignano’s spouse, 6,531 shares of our common stock held in accounts for the benefit of minor children and of which Mr. Bisignano acts as custodian, and 81,550 shares of our common stock held in trusts for the benefit of Mr. Bisignano’s children and of which Mr. Bisignano serves as trustee.

(9)	Includes 37,381 shares of our common stock held by the Denise Chiarello 2021 Trust for the benefit of Mr. Chiarello and his children and of which Mr. Chiarello serves as trustee.
(10)
Includes 2,706 shares of our common stock held by the Harry DiSimone 2021 Irrevocable Exemption Trust for the benefit of family members of the reporting person and of which such family members serve as trustee.

Fiserv, Inc. 2024 Proxy Statement | 67

Voting, Meeting and Other Matters
Notice of Internet Availability of Proxy Materials
We may furnish our proxy statement and annual report to shareholders of record by providing access to those documents via the Internet instead of mailing printed copies. The notice you received regarding the Internet availability of our proxy materials (the “Notice”) provides instructions on how to access our proxy materials and cast your vote via the Internet, by telephone or by mail.
Shareholders’ access to our proxy materials via the Internet allows us to reduce printing and delivery costs and lessen adverse environmental impacts. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions in the Notice for requesting those materials.
Who Can Vote
The board of directors has fixed the close of business on March 18, 2024, as the record date for determining the shareholders entitled to notice of, to attend and to vote at the annual meeting. On the record date, there were 588,762,914 shares of common stock outstanding and entitled to vote, and we had no other classes of securities outstanding.
All of these shares are to be voted as a single class, and you are entitled to cast one vote for each share you held as of the record date on all matters submitted to a vote of shareholders. For each proposal, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome.
How to Vote
You may vote:
By Internet
Visit www.proxyvote.com
By telephone
Dial toll-free 1-800-690-6903
By mailing your proxy card
If you requested a printed copy of the proxy materials, mark your vote on the proxy card, properly sign and date it, and return it in the enclosed envelope. The shares represented by that card will be voted as you have specified.
During the virtual annual meeting
You may attend the virtual annual meeting and vote your shares during the meeting by visiting our annual meeting website at www.virtualshareholdermeeting.com/FI2024.
Voting through the Internet or by telephone. You can vote by proxy via the Internet or by telephone until 11:59 p.m. (ET) on May 14, 2024, by following the instructions provided in the Notice. Shareholders voting via the Internet or by telephone will bear any costs associated with electronic or telephone access, such as usage charges from Internet access providers and telephone companies.
Banks, brokers or other nominees. Shareholders who hold shares through a bank, broker or other nominee may vote by the methods that their bank or broker makes available, in which case the bank or broker will include instructions with the Notice or this proxy statement. If you wish to vote at the virtual annual meeting online, you may do so using the 16-digit control number included on the instructions that accompanied your Notice or proxy statement.
401(k) savings plan. An individual who had a beneficial interest in shares of our common stock allocated to their account under the Fiserv 401(k) Savings Plan as of March 18, 2024, may vote the shares of common stock allocated
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Voting, Meeting and Other Matters
Proxies
to their account at Bank of America, N.A. as of such date. We will provide instructions to participants regarding how to vote. If no direction is provided by the participant about how to vote their shares by 11:59 p.m. (ET) on May 13, 2024, Bank of America, N.A. will vote the shares in the same manner and in the same proportion as the shares for which voting instructions are received from other participants, except that Bank of America, N.A., in the exercise of its fiduciary duties, may determine that it must vote the shares in some other manner.
Proxies
Our board of directors is soliciting proxies in connection with our 2024 annual meeting of shareholders. On April 3, 2024, we will commence mailing the notice of Internet availability of proxy materials, or a proxy statement, proxy card and annual report, to shareholders entitled to vote at the annual meeting.
Frank J. Bisignano, Chairman of the Board, President and Chief Executive Officer; Doyle R. Simons, Lead Director; Adam L. Rosman, Chief Administrative Officer and Chief Legal Officer; and Eric C. Nelson, Secretary, have been selected by the board of directors as proxy holders and will vote shares represented by valid proxies. All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxies.
If nothing is specified, the proxies will be voted: “FOR” each of the board’s nominees for director, and “FOR” proposals two and three.
Our board of directors is unaware of any other matters that may be presented for action at our annual meeting. If other matters do properly come before the annual meeting or any adjournments or postponements thereof, it is intended that shares represented by proxies will be voted in the discretion of the proxy holders.
You may revoke your proxy at any time before it is exercised by doing any of the following:
•	Entering a new vote using the Internet or by telephone
•	Giving written notice of revocation to Eric C. Nelson, Secretary, Fiserv, Inc., 600 N. Vel R. Phillips Avenue, Milwaukee, WI 53203
•	Submitting a subsequently dated and properly completed proxy card
•	Attending the virtual annual meeting and voting at the virtual annual meeting online
However, if your shares are held of record by a bank, broker or other nominee, you must obtain a proxy issued in your name from the record holder.
We will pay the cost of soliciting proxies on behalf of the board of directors. Our directors, officers and other employees may solicit proxies by mail, personal interview, telephone or electronic communication. None of them will receive any special compensation for these efforts.
We have retained the services of D.F. King & Co., Inc. to assist us in soliciting proxies by personal interview, mail, telephone or electronic communications. We expect to pay D.F. King its customary fee, approximately $13,500, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. We also have made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy materials to beneficial owners of shares. We will reimburse such record holders for the reasonable out-of-pocket expenses incurred by them in connection with forwarding proxy materials. Proxies solicited hereby will be tabulated by an inspector of election, who will be designated by the board of directors and will not be an employee or director of Fiserv, Inc.
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Voting, Meeting and Other Matters
How to Participate in the Meeting
How to Participate in the Meeting
This year’s annual meeting will again be accessible through the Internet. The annual meeting will also be accessible to all shareholders regardless of their physical location and we expect to offer the same type of participation opportunities during the meeting as an in-person meeting.
To be admitted to the annual meeting at www.virtualshareholdermeeting.com/FI2024, you will need the 16-digit control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials. The annual meeting will begin promptly at 10:00 a.m. (CT). Online check-in will begin at 9:45 a.m. (CT), and you should allow ample time for the online check-in procedures. If you have difficulty accessing the virtual annual meeting, please call 1-844-986-0822 (toll free in the U.S.) or 303-562-9302 (international) for assistance. We will have personnel available to assist you. If you hold shares through a bank, broker or other nominee, you will need to contact such bank, broker or other nominee for assistance with your 16-digit control number.
Whether or not you participate in the annual meeting, it is important that your shares be part of the voting process. The other methods by which you may vote are described above.
This year’s shareholders question and answer session will include questions submitted in advance of, and questions submitted live during, the annual meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your 16-digit control number. Questions may be submitted during the annual meeting through www.virtualshareholdermeeting.com/FI2024. We expect to respond to questions during the annual meeting and may also respond to questions on an individual basis or by posting answers on our Investor Relations website after the meeting.
Quorum
The presence, at the virtual annual meeting online or by proxy, of at least a majority of the outstanding shares of common stock entitled to vote at the annual meeting will constitute a quorum for the transaction of business. Holders of shares that abstain from voting or that are subject to a broker non-vote will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. In the event there are not sufficient votes for a quorum or to approve a proposal at the time of the annual meeting, the annual meeting may be adjourned or postponed, in our sole discretion, in order to permit the further solicitation of proxies.
Delinquent Section 16(a) Reports
Section 16 of the Exchange Act requires our executive officers and directors to file reports of their ownership, and changes in ownership, of Fiserv, Inc. common stock with the Securities and Exchange Commission. We are required to report in this proxy statement any failure of our directors or executive officers to file by the relevant due date any reports required to be filed pursuant to Section 16 during fiscal year 2023. On April 28, 2023, Mr. Bisignano gifted shares to certain charitable organizations which gifts were reported on May 10, 2023, along with option exercises that took place on May 8, 2023. Although the option exercise transactions were timely reported the charitable gifts should have been reported on May 2, 2023. To our knowledge, based upon the reports filed and written representations regarding reports required during the fiscal year ended December 31, 2023, none of our other directors or executive officers failed to file reports required by Section 16(a) on a timely basis.
Shareholder Proposals for the 2025 Annual Meeting
Any proposal that a shareholder desires to include in our proxy materials for our 2025 annual meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) must be delivered no later than December 4, 2024, to the following address: 600 N. Vel R. Phillips Avenue, Milwaukee, WI, 53203, Attention: Eric C. Nelson, Secretary.
Under our by-laws, a shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of our stock representing an aggregate of at least 3% of our outstanding shares may nominate and include in
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Voting, Meeting and Other Matters
Proxy Statement and Annual Report Delivery
our proxy materials director nominees constituting up to 20% of our board of directors – so called “proxy access.” Alternatively, a shareholder may nominate director nominees under our by-laws that the shareholder does not intend to have included in our proxy materials. In either case, such shareholders must comply with the procedures set forth in our by-laws, including that the shareholders and nominees satisfy the requirements in our by-laws and our corporate Secretary receives timely written notice, in proper form, of the intent to make a nomination at an annual meeting of shareholders. Among other matters, if a shareholder wishes to nominate a director nominee pursuant to proxy access, they must give written notice to our corporate Secretary not less than 120 days and not more than 150 days prior to the first anniversary of the date on which we first made available our proxy materials for the 2024 annual meeting. We must receive notice of a shareholder’s director nomination for the 2025 annual meeting pursuant to the proxy access by-law provision no sooner than November 4, 2024, and no later than December 4, 2024. If the notice is received outside of that time frame, then we are not required to include the nominees in our proxy materials for the 2025 annual meeting. The detailed requirements for nominations are set forth in our by-laws, which were attached as an exhibit to our Current Report on Form 8−K filed with the Securities and Exchange Commission on November 21, 2022. A copy of our by-laws will be provided upon written request to our corporate Secretary.
A shareholder who intends to present business, other than a shareholder proposal pursuant to Rule 14a-8, or to nominate a director, other than pursuant to our proxy access by-law provision, at the 2025 annual meeting must comply with the requirements set forth in our by-laws. Among other matters, a shareholder must give written notice to our corporate Secretary not less than 45 days and not more than 70 days prior to the first anniversary of the date on which we first mailed our proxy materials for the 2024 annual meeting. We must receive notice of a shareholder’s intent to present business, other than pursuant to Rule 14a-8, or to nominate a director, other than pursuant to our proxy access by-law provision, at the 2025 annual meeting no sooner than January 23, 2025, and no later than February 17, 2025. If the notice is received outside of that time frame, then we are not required to permit the business or the nomination to be presented at the 2025 annual meeting. Nevertheless, if our board of directors permits a matter of business submitted after February 17, 2025, to be presented at the 2025 annual meeting, then the persons named in proxies solicited by the board of directors for the 2025 annual meeting may exercise discretionary voting power with respect to such proposal.
Proxy Statement and Annual Report Delivery
Our Annual Report on Form 10-K for 2023 will be made available or mailed to each shareholder on or about April 3, 2024. We will furnish such report, without charge, to any person requesting a copy thereof in writing and stating such person is a beneficial holder of shares of our common stock on the record date for the 2024 annual meeting of shareholders. Requests and inquiries should be sent to our corporate Secretary, Eric C. Nelson, at the address below.
As permitted by rules of the Securities and Exchange Commission, services that deliver our communications to shareholders who hold their stock through a bank, broker or other holder of record may deliver a single copy of our Notice, annual report and proxy statement to multiple shareholders sharing the same address. Upon written or oral request, we will promptly deliver a separate copy of our Notice, annual report and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders sharing an address who are currently receiving multiple copies of the Notice, annual report and/or proxy statement may also request delivery of a single copy. Shareholders may make a request by writing to Eric C. Nelson, Secretary, Fiserv, Inc., 600 N. Vel R. Phillips Avenue, Milwaukee, WI, 53203.
By Order of the Board of Directors

Eric C. Nelson, Secretary
Milwaukee, Wisconsin
April 3, 2024
Fiserv, Inc. 2024 Proxy Statement | 71

Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding targets in our Corporate Social Responsibility Report. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should”, “confident”, “likely”, “plan” or words of similar meaning. Statements that describe our future plans, outlook, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. For a more detailed discussion of these factors, see the information under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and in other documents that we file with the Securities and Exchange Commission. Our forward-looking statements speak only as of the date of this proxy statement or as of the date they are made, and we undertake no obligation to update them, notwithstanding any historical practice of doing so. Forward-looking and other statements in this document may also address our corporate responsibility progress, plans, and goals (including environmental matters), and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in our filings with the Securities and Exchange Commission. In addition, historical, current, and forward-looking environmental and social-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.
72 | Fiserv, Inc. 2024 Proxy Statement

Appendix A
Non-GAAP Financial Measures
The company reports its financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The company supplements its reporting of information determined in accordance with GAAP, such as revenue, operating income, operating margin, and diluted earnings per share, with “adjusted revenue,” “adjusted revenue for incentive compensation,” “organic revenue,” “organic revenue growth,” “adjusted operating income,” “adjusted operating margin,” “adjusted earnings per share,” “adjusted earnings per share growth” and “free cash flow.”
Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses should enhance shareholders’ ability to evaluate the company’s performance, as such measures provide additional insights into the factors and trends affecting its business. Therefore, the company excludes these items from its GAAP financial measures to calculate these unaudited non-GAAP measures to more clearly focus on the factors management believes are pertinent to the company’s operations, and management uses this information to make operating decisions, including the allocation of resources to the company’s various businesses. The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Management believes organic revenue growth is useful because it presents adjusted revenue growth excluding the impact of foreign currency fluctuations, acquisitions, dispositions and the company’s Output Solutions postage reimbursements and including deferred revenue purchase accounting adjustments. Management believes free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions. Management believes this supplemental information enhances shareholders’ ability to evaluate and understand the company’s core business performance.
In this proxy statement, the company discloses performance goals that were set related to cash incentive awards and performance share units based on adjusted revenue for incentive compensation, organic revenue growth, adjusted operating income, and adjusted earnings per share.
Set forth below is a description of these non-GAAP financial measures:
•
“Adjusted revenue” is calculated as revenue in accordance with GAAP excluding the impact of the company’s Output Solutions postage reimbursements and including deferred revenue purchase accounting adjustments.

•
“Adjusted revenue for incentive compensation” is calculated as adjusted revenue excluding revenue attributable to acquisitions or divestitures not included in the current year plan, which for 2023 was $2 million.

•
“Organic revenue growth” is measured as the change in adjusted revenue for the current year excluding the impact of foreign currency fluctuations and revenue attributable to acquisitions and dispositions, divided by adjusted revenue from the prior year excluding revenue attributable to dispositions.

•
“Adjusted operating income” is calculated as operating income in accordance with GAAP excluding merger and integration costs; severance costs; amortization of acquisition-related intangible assets; net gains or losses on the sale of businesses and other assets; and including deferred revenue purchase accounting adjustments.

Fiserv, Inc. 2024 Proxy Statement | A-1

Appendix A
Non-GAAP Financial Measures
•	“Adjusted operating margin” is calculated as adjusted operating income divided by adjusted revenue.
•
“Adjusted earnings per share” is calculated as diluted earnings per share in accordance with GAAP excluding (net of related tax impact) merger and integration costs; severance costs; amortization of acquisition-related intangible assets; certain activities associated with non-wholly owned entities; net gains or losses on the sale of businesses and other assets; certain discrete tax benefits and expenses; and certain other non-cash items.

•
“Free cash flow” is calculated as net cash provided by operating activities in accordance with GAAP less capital expenditures and distributions paid to noncontrolling interests and redeemable noncontrolling interests; and excludes tax-effected severance, merger and integration payments; and tax payments on the gain on sale of assets and investments in unconsolidated affiliates; and includes certain cash distributions from unconsolidated affiliates.

These unaudited non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin and diluted earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP.
A-2 | Fiserv, Inc. 2024 Proxy Statement

Appendix A
Non-GAAP Financial Measures
Below are reconciliations of adjusted revenue, organic revenue, organic revenue growth, adjusted operating income, adjusted operating margin, adjusted earnings per share and free cash flow to the most directly comparable measures determined in accordance with GAAP:
(in millions, except per share amounts)	2023	2022	Growth
Revenue	$19,093	$17,737	8%
Adjustments:
Output Solutions postage reimbursements	(1,071)	(989)
Deferred revenue purchase accounting adjustments	19	25
Adjusted revenue	$18,041	$16,773
Adjustments:
Currency impact(1)	619	—
Acquisition adjustments	(65)	—
Divestiture adjustments	(23)	(120)
Organic revenue(2)	$18,572	$16,653	12%
Operating income	$5,014	$3,740
Adjustments:
Merger and integration costs(3)	158	173
Severance costs	74	209
Amortization of acquisition-related intangible assets(4)	1,623	1,814
Net gain on sale of businesses and other assets(5)	(167)	(54)
Canadian tax law change(6)	27	—
Adjusted operating income	$6,729	$5,882
Operating margin	26.3%	21.1%
Adjusted operating margin	37.3%	35.1%
GAAP earnings per share attributable to Fiserv – diluted	$4.98	$3.91
Adjustments – net of income taxes:
Merger and integration costs(3)	0.21	0.21
Severance costs	0.10	0.25
Amortization of acquisition-related intangible assets(4)	2.11	2.21
Non wholly-owned entity activities(7)	0.17	(0.02)
Net gain on sale of businesses and other assets(5)	(0.19)	(0.06)
Canadian tax law change(6)	0.04	—
Argentine Peso devaluation(8)	0.12	—
Adjusted earnings per share	$7.52	$6.49	16%
Revenue growth, operating margin percentages, and earnings per share are calculated using actual, unrounded amounts.
Fiserv, Inc. 2024 Proxy Statement | A-3

Appendix A
Non-GAAP Financial Measures
(1)
Currency impact is measured as the increase or decrease in adjusted revenue for the current year by applying prior year foreign currency exchange rates to present a constant currency comparison to the prior year.

(2)
Organic revenue growth is measured as the change in adjusted revenue for the current year excluding the impact of foreign currency fluctuations and revenue attributable to acquisitions and dispositions, divided by adjusted revenue from the prior year excluding revenue attributable to dispositions.

(3)
Represents acquisition and related integration costs incurred in connection with various acquisitions. Merger and integration costs associated with integration activities primarily include $35 million and $75 million of share-based compensation and $70 million and $38 million of third-party professional service fees for 2023 and 2022, respectively.

(4)
Represents amortization of intangible assets acquired through various acquisitions, including customer relationships, software/technology and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract costs (sales commissions and deferred conversion costs), capitalized and purchased software, financing costs and debt discounts.

(5)	Represents a net gain primarily associated with the sale of the company’s financial reconciliation business during 2023. This adjustment also includes an aggregate net gain on the sale of Fiserv Costa Rica, S.A., the company’s Systems Integration Services operations, the company’s Korea operations and certain merchant contracts in conjunction with the mutual termination of one of the company’s merchant alliance joint ventures during 2022.
(6)
Represents the impact of a multi-year retroactive Canadian tax law change, enacted in June 2023, related to the Goods and Services Tax / Harmonized Sales Tax (GST/HST) treatment of payment card services.

(7)
Represents the company’s share of amortization of acquisition-related intangible assets at its unconsolidated affiliates, as well as the minority interest share of amortization of acquisition-related intangible assets at its subsidiaries in which the company holds a controlling financial interest. This adjustment for 2022 also includes pre-tax gains totaling $201 million related to certain equity investment transactions and other net expense of $43 million associated with joint venture debt guarantees.

(8)
On December 12, 2023, the Argentina government announced economic reforms, including a significant devaluation of the Argentine Peso. This adjustment represents the corresponding one-day foreign currency exchange loss from the remeasurement of the company’s Argentina subsidiary’s monetary assets and liabilities in Argentina’s highly inflationary economy.

A-4 | Fiserv, Inc. 2024 Proxy Statement

fiserv.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 14, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 13, 2024 for shares held in a 401(k) plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FI2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 14, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 13, 2024 for shares held in a 401(k) plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V33108-P04365

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FISERV, INC.

The Board of Directors recommends you vote FOR all the nominees listed:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Frank J. Bisignano
02) Henrique de Castro
03) Harry F. DiSimone
04) Lance M. Fritz
05) Ajei S. Gopal
06) Wafaa Mamilli
07) Heidi G. Miller
08) Doyle R. Simons
09) Kevin M. Warren
10) Charlotte B. Yarkoni

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of the named executive officers of Fiserv, Inc.	☐	☐	☐
3. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Fiserv, Inc. for 2024.	☐	☐	☐

NOTE: If other matters properly come before the meeting or any adjournment or postponement thereof, the undersigned also authorizes the named proxies to vote on such matters in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting and Proxy Statement and Annual Report for the Year Ended December 31, 2023
are available at www.proxyvote.com.

V33109-P04365

FISERV, INC.
Annual Meeting of Shareholders
May 15, 2024
This proxy is solicited by the Board of Directors

The undersigned hereby appoints, FRANK J. BISIGNANO, DOYLE R. SIMONS, ADAM L. ROSMAN and ERIC C. NELSON, and each of them, with full power of substitution, as Proxies to represent and to vote as set forth herein, all the shares of common stock of Fiserv, Inc. held of record by the undersigned on March 18, 2024 at the Annual Meeting of Shareholders to be held online on May 15, 2024 at 10:00 a.m. Central Time and at any adjournment or postponement thereof, with like effect as if the undersigned were personally present and voting upon the following matters.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted "FOR" the election of all listed director nominees and "FOR" proposals 2 and 3.** If other matters properly come before the meeting or any adjournment or postponement thereof, the above named proxies will vote on such matters in their discretion.

This proxy covers all the shares for which the undersigned has the right to give voting instructions to Bank of America N.A., Trustee of the Fiserv 401(k) Savings Plan. This proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 pm ET on May 13, 2024, the Trustee will be deemed to have been instructed to vote the shares held in the Plan in the same proportion as the shares for which the Trustee has received timely voting instructions from others.

Continued and must be signed and dated on reverse side